EXHIBIT 10.6

TRANSPORTATION CONTRACT
SPECIFIC CONDITIONS

Date	Bogota D.C. January 30, 2012

Contract No.	VIT-005-2012

SENDER	SOLANA PETROLEUM EXPLORATION COLOMBIA LIMITED
TAX ID	830.051.027-8

SHIPPER	ECOPETROL S.A.
TAX ID	899.999.068-1

TYPE OF CRUDE	OWN PRODUCTION	x	PROPERTY

PURPOSE

Transportation Service of liquid hydrocarbons through the “Trasandino” Pipeline(OTA) and Mansoyá-Orito (OMO) pipeline.

ECONOMIC CONDITIONS

Estimated Value of the Contract	Six millions seven hundred forty five thousand dollars of The United States of America (USD$6.745.000).
Rate “Mansoyá-Orito” Pipeline (OMO)	Cero point five one nine two dollars of The Untied States of America (USD$0,5192) per Barrel
Rate “Trasandino” Pipeline (OTA)	Three dollars eleven forty three cents of dollars of The Untied States of America (USD$3,1143) per Barrel.

CONTRACTED CAPACITY

PRODUCT	Daily Average (Barrels/calendar day)	Monthly average (Barrels/month)
Crude	10.000	300.000

TERM OF EXECUTION	From January 30, 2012 until July 29, 2012

POINTS OF ENTRANCE AND EXIT

MANSOYÁ - TUMACO

Point #	Type of Point	Name of Point	Distance (km)
1	Point of Entrance	Entrance bridle to the srapers tramp in the PK 35+400 of OMO	377,3
2	Point of Exit	Exit bridle to the main tanks of Tumaco Plant.

SPECIFICATIONS OF PRODUCTS TO BE SHIPPED

PRODUCT CHARACTERISTICS

Characteristics	Lower Limit	Upper Limit
Temperature		120°F
Viscosity		300 cSt 30ºC.
Water and sediments (BSW)		0,5 % in volume
Salt		20 PTB
Steam pressure		Eleven (11) psi at 100°F
Gravity in API degrees	18 degrees	50 degrees

Quality Specifications of Crude:

Bases on the operating conditions of the “Trasandino” Pipeline, ECOPETROL shall only receive daily crude oil from the SENDER up to a maximum equivalent to 12% of the total light crude received in the day at the Orito Plant.

The indicated Quality Specifications correspond to those which the final mix of crude delivered by the SENDER shall have. In the event in which the Crude delivered by the SENDER fails to meet the Quality Specification and if the buying of dissolvent is required to make mixes, the SENDER shall request approval from ECOPETROL before its delivery for transportation by ECOPETROL.

It is the SENDER’s responsibility to ensure its possession, control and entitlement to deliver or make deliver on its behalf the crude received by ECOPETROL at the Entrance Point. The SENDER shall hold ECOPETROL harmless against any claim, action or damages which may result from suits, claims or administrative, judicial or extrajudicial actions from any third persons alleging ownership or possession on the crude to be shipped.

BONDS

TYPE OF BOND	AMOUNT
Performance Insurance Policy	Four thousand forty seven millions of Colombian pesos ($4.047.000.000)

In witness whereof, and accepting the General Conditions and the Specific Conditions this Contract is subscribed in two (2) duplicates of the same content in the city of Bogotá on the thirtieth (30th) day of the month of January, 2012.

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BY THE SENDER:		BY ECOPETROL S.A.:
Signature	“/s/ Duncan Nightingale”	Signature	“/s/ Rafael Espinosa Rozo”

Name:	DUNCAN NIGHTINGALE	Name:	RAFAEL ESPINOSA ROZO
Title:	Legal Representative Pasaporte No. BA386341	Title:	Pipelines Manager C.C. No. 79.432.773 de Bogotá D.C.

Signature	“/s/ Hugo Rodriguez”

Name:	HUGO RODRIGUEZ
Title:	Legal Representative C.C. No. 3.093.980

All notifications and communications to be delivered to the Parties as a result of the execution of the Contract hereof shall be made to the addresses indicated as follows:

ECOPETROL

ADDRESS	5.1	Carrera 7 No. 37 – 69 Piso 9 Edificio Teusacá
TELEPHONE	5.2	2343491
FAX	5.3	2343532
CITY	5.4	Bogotá D.C.

THE SENDER

ADDRESS	5.5	Calle 113 No. 7 – 80 Piso 17
TELEPHONE	5.6	6585757
FAX	5.7	2139327
CITY	5.8	Bogotá D.C.

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TRANSPORTATION CONTRACT
GENERAL CONDITIONS

The Contract hereof executed between ECOPETROL and the SENDER shall be comprised by these General Clauses and by the Specific Conditions subscribed by the Parties. All current legal provisions shall apply thereto and therefore the Parties are obliged to fulfill them regardless of whether or not they are stated in this document or in the Specific Conditions.

PARTIES: The Parties of the Contract shall be: ECOPETROL S A, hereinafter ECOPETROL, a company of mixed economy, authorized by law 1118 of 2006, attached to the Ministry of Mines and Energy, acting pursuant to its by-laws with its main domicile in Bogotá D C with Tax ID 899.999.068-1, represented by whoever subscribes the Specific Conditions of the Contract and the SENDER, identified as indicated in the Specific Conditions, who is obliged subject to the conditions and terms set forth herein.

ECOPETROL and the SENDER may also be called in this Shipment Contract or “Contract”, individually as the “Party” or jointly as the “Parties”.

RECITALS:

1.	ECOPETROL is the owner of the pipelines of private use indicated in the Specific Conditions (hereinafter, the “Pipelines”).
2.	Currently the Pipelines have Available Capacity for the shipment of crudes from third parties.
3.
The SENDER has crude oils of its own/production that wishes to ship through the Pipelines under the conditions established in this Contract and its annexes, with the quality specifications set forth by ECOPETROL for its shipment through the Pipelines.

4.
The Parties have agreed to enter into this Contract under the “Spot” shipping contract modality, by virtue of which, the SENDER shall be obliged to pay the shipping fee applicable for the barrels effectively shipped through the Pipelines during the Month of Operation and subject to the existence of Available Capacity.

5.	The SENDER knows and accepts in all its terms the Manual of the Shipper of the Pipelines, which is an integral part of the Contract hereof as Annex 1.

By virtue of the above the parties agree:

CLAUSE FIRST
PURPOSE

1.1
ECOPETROL is obliged within the terms and conditions set out in this Contract, its annexes and in the applicable regulations, to ship through the Pipeline, from the Entrance Points agreed and detailed in the Specific Conditions to the Exit Points agreed and detailed in Specific Conditions, crudes owned/produced by the SENDER and delivered in the Entrance Points pursuant to the instructions and procedures set out by ECOPETROL (hereinafter, the “Service”).

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1.2
By virtue of this Contract and as indicated in the Specific Conditions, the SENDER shall have a limited capacity for shipment by the Pipeline of crudes of its own/production, subject to the existence of Available Capacity during the month of operation of the Service (hereinafter, the “Contracted Capacity”).

1.3	The scope of the obligations of ECOPETROL is limited to the reception, custody, shipment, decanting, and indispensable storage for the transportation and shipment of Crude to the SENDER.
1.4
The Contract hereof does not include the provision of the unloading service in unloading areas, the treatment of crudes, the storage in export terminals, or any terminal services. It is the responsibility of the SENDER to execute or contract these services whenever it may be necessary. The SENDER shall wave and hold ECOPETROL harmless for any damage or prejudice suffered by ECOPETROL as a result of failing to receive the Crude in the Exit Point, either by lack of the services before mentioned or by failing to provide the appropriate facilities for such purpose.

CLAUSE SECOND
DEFINITIONS

2.1 All capitalized terms shall have the meaning as defined in the Clauses of this Contract and/or in Clause 2 of the Manual of the Shipper of ECOPETROL.

CLAUSE THIRD
TERM

3.1 The Contract shall be in force during the period indicated in the Specific Conditions.

3.2 The term of execution of the Service for the Contracted Capacity being the purpose of the Contract hereof may be extended by common agreement between the Parties by a document subscribed prior to the date of termination of the Contract, subject to the existence of Available Capacity in the Pipeline during the month of Operation in which the Service is to be provided.

3.3 the obligation of the monthly payment borne by the SENDER for the Service shall be made during the totality of the term of execution of the Contract.

CLAUSE FOURTH
AMOUNT OF THE CONTRACT

4.1 The initial estimated amount of the Contract hereof is as indicated in the Specific Conditions. The final amount of the Contract shall correspond to the total of the actual invoicing by ECOPETROL and shall be established upon termination and final liquidation of the same.

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CLAUSE FIFTH
FEES

5.1 The Contract is agreed under the “Spot” modality, understanding that the SENDER shall pay for the Barrels effectively transported through the Pipeline subject to the existence of Available Capacity in the Pipeline during the Month of Operation in which the Service is to be provided.

5.2 The SENDER is obliged irrevocably and unconditionally by subscription of this Contract to the payment of the fee indicated in the Specific Conditions for each Barrel effectively transported making use of its Contracted Capacity (hereinafter, the “Fee”).

CLAUSE SIXTH
READJUSTMENTS

6.1 The Monthly Fee agreed in this Contract shall be adjusted each year pursuant to the formula established by the Ministry of Mines and Energy in Resolution 124 386 of July 15th, 2010 or any provisions the amend, add or supersede it.

 CLAUSE SEVENTH
TERMS OF PAYMENT

7.1
The SENDER undertakes the obligation to pay irrevocably and unconditionally the Service for the Contracted Capacity, twenty (20) calendar days at the latest, after ECOPETROL files in the offices of the SENDER the invoice for the provision of the Service.

7.2
ECOPETROL shall deliver to the SENDER on the twentieth (20) day of each month at the latest a preliminary account (invoice) with the amount that the SENDER must pay (corresponding to the current month) based on the Nomination made by the SENDER for the current month.

7.3
Considering that the charging for the Service is made on the Nomination of the current month, ECOPETROL in order to make the corresponding adjustment to the nominated volume and the volume of Crude actually shipped, shall generate the corresponding debit and credit vouchers and shall deliver said debit or credit vouchers together with the invoice(s) of the nominated month to be charged. The due date of the debit and credit vouchers shall be the same as for the invoice (with the nominated volume) of the current month in order to facilitate the SENDER the making of only one net payment for both items.

7.4
Payments shall be made in Colombian pesos using the arithmetic average of the representative market exchange rate certified by the Superintendence of Finance or the entity replacing it, of the days of the month corresponding to the Service invoiced.

7.5
The SENDER shall make the payment by means of making a deposit in any of the bank accounts as indicated by ECOPETROL. In case ECOPETROL requires any changes in the bank account, it shall be informed in writing to the SENDER.

7.6
The SENDER is obliged to receive the invoice once ECOPETROL has filed it. Any objections to the invoicing will not interrupt the term for the payment respect to the sums that are not objected by the SENDER, pursuant to the term established in this clause. ECOPETROL shall issue the note credit or equivalent document respect to the sums objected by the SENDER, in order to rectify the inaccuracy.

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7.7
ECOPETROL, in order to facilitate and expedite the verification of the invoices by the SENDER shall deliver via e-mail the same day of its preparation and in PDF format, to the account of institutional e-mail registered by the SENDER, a copy of the invoices and corresponding debit and credit vouchers.

7.8
The SENDER shall pay late interests on any unpaid amounts pursuant to the provisions set out by ECOPETROL in the Guidelines for Administration of Service Receivables ECP-UTE-G-008 or a document that modifies or supersedes it, which is an integral part of the Contract hereto as Annex 2.

7.9
The shipment tax shall be invoiced in Colombian pesos upon obtaining the corresponding liquidation from the Ministry of Mines and Energy and shall be paid to ECOPETROL by the SENDER, within the fifteen (15) calendar days after ECOPETROL files in the offices of the SENDER the corresponding bills or invoices.

7.10
The amounts deposited by the SENDER in any of the bank accounts of ECOPETROL must come from the accounts owned by the SENDER, who by means of written communication before the subscription of the Contract will certify the origin of funds. This in accordance with the Policy for the Prevention and Control of Asset Laundering of ECOPETROL.

CLAUSE EIGHTH
BONDS

8.1 The SENDER may pay in advance the Service for the Contracted Capacity, in which case the corresponding invoice shall be adjusted pursuant to the provisions in the Clause of Terms of Payment as it may apply.

8.2 Otherwise, In order to guarantee compliance with all and each of the obligations of the SENDER under the Contract hereof, including but without being limited to the payment of the Fee, the SENDER is obliged to constitute in favor of ECOPETROL and to deliver within ten (10) business days after the subscription of the Contract hereof for the amount indicated in the Specific Conditions (hereinafter, the “Bond”):

a) A performance policy for the payment of Services issued by an insurance policy legally established in the country, governed by the General Clauses of ECOPETROL indicated in Annex 3; or

b) An irrevocable stand-by letter of credit at first requirement, issued by (i) a banking establishment authorized to operate in Colombia with AAA credit rating for its long-term debt in pesos, o (ii) a foreign financial entity with representation or a confirming and payment bank in Colombia, with risk credit of long term debt in dollars no less than the rating for the foreign sovereign debt of Colombia issued pursuant to the International Standby Practices (ISP98) of the International Chamber of Commerce, for which, it may be used the form contained in Annex 4 of the Contract hereof.

8.3 The Bond shall be valid during all the term of execution of the Contract plus one hundred twenty (120) calendar days.

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8.4 In the case of local financial institutions, the bond shall expressly state that the issuer waves the benefit of excussio stipulated in article 2383 of the Colombian Civil Code.

8.5 The issuance and validity of the Bond shall be an indispensable condition for the provision of the Service. As a consequence, ECOPETROL may suspend the provision of the Service or terminate the Contract in advance, when the Bond is not in force, without this waiving the SENDER from its payment obligations and all other obligations derived from the Contract hereof.

CLAUSE NINTH
OBLIGATIONS OF THE SHIPPER

9.1 In addition to the obligations set forth in the Manual of the Shipper and those established in the law, ECOPETROL is obliged in a special manner to:

a)
Receive in the Entrance Point agreed in the Pipeline, the Crude owned by the SENDER up to the volume corresponding to the Contracted Capacity, subject to the Available Capacity of the Pipeline in the Month of Operation in which the Service is to be provided.

b)
Maintain in custody the Crude delivered from the Point of Entrance until the time of delivery to the SENDER in the Exit Point. Notwithstanding the foregoing, in the event in which the SENDER does not receive the Crude in the Point of Exit pursuant to the agreement, the responsibility by the ECOPETROL to maintain the Crude in custody shall cease.

c)	Shipping and decanting through the Pipeline the Crude delivered by the SENDER from the Point of Entrance until the Exit Point.
d)
Store the Crude from its reception in the Point of Entrance until delivered to the SENDER in the Point of Exit, exclusively to facilitate its shipment under the Contract hereof, not including the storage for export or the segregate storage of Crude.

e)
Deliver the Crudes shipped to the SENDER or whoever is designated as receiver of the same in the Point of Exit, in accordance with the instructions received by the SENDER and with the conditions of the Manual of the Shipper.

f)
ECOPETROL shall not be obliged to receive Crude: (a) when the same fails to fulfill the Specifications of Quality agreed in the Contract hereof; (b) when the SENDER does not have an accepted nomination in the Shipment Schedule of the Pipeline, or (c) when there are not valid agreements of the SENDER that allow the delivery of Crude in the Point of Exit.

g)	Execute all other obligations derived from the nature of the Contract.

CLAUSE TENTH
OBLIGATIONS OF THE SENDER

10.1 In addition to the obligations set out in the Manual of the Shipper and those in the law, the SENDER is obliged particularly to:

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a)	Undertake the nomination of the Crudes to be shipped, pursuant to the procedure established in the Manual of the Shipper.
b)	Deliver at the Point of Entrance the Crudes of its own/production included in the Shipment Schedule as a result of the nomination process.
c)
Receive in the Point of Exit the Crudes transported as established in the Manual of the Shipper and the procedures set forth by ECOPETROL, or if a receiver different than the SENDER has been designated, this shall take al necessary measures so that the Crude is received in accordance with the stipulations in the Manual of the Shipper and the procedures set out by ECOPETROL, the SENDER is any case responsible for the reception of the Crude. In case the Crude is not received at the Point of Exit, the provisions established in the Manual of the Shipper shall be applied.

d)	Enter into the contracts with other shippers or terminal operators required to ensure the delivery of crudes at the Point of Exit without affecting the operation of the Pipeline.
e)	Make the Fee payment and all other items as they may apply in the terms and conditions established in the Contract hereof.
f)	Execute the bond in favor of ECOPETROL.
g)	Make the payment of the shipping tax under the conditions set out in this Contract and the law.
h)	Execute all other obligations derived from the nature of the Contract.

CLAUSE ELEVENTH
RISKS AND RESPONSIBILITY

11.1 Each Party shall be responsible for any damage caused to the other Party as a result of failing to fulfill its obligations under the Contract hereof, in the terms set out in the clause hereof.

11.2 Responsibility of ECOPETROL:

a)
In addition to the provisions in the Manual of the Shipper, ECOPETROL shall not be responsible for any faults in the Service, or the loses, damage or deterioration the Crude may suffer, if the fault in the Service, the loss, damage or deterioration of the Crude are due to (i) events of force majeure or acts of nature, (ii) Acts from third parties, (iii) vice inherent to the Crude, or (iv) fault attributable to the Sender (hereinafter, the “Excusable Events”).

b)
ECOPETROL shall only be responsible for the faults in the Service or loses, damage or deterioration the Crude may suffer to the extent it does not demonstrate that (i) no Excusable Event has occurred, and also, (ii) ECOPETROL failed to adopt the reasonable measures any shipper would have taken according to the requirements of operation of a pipeline with similar characteristics to the Pipeline, to avoid the damage or its aggravation.

c)	In all other events, different than those in connection with the provision of the Service, ECOPETROL shall be liable to the extent in incurs in gross negligence.
d)
Save the event of gross negligence or willful misconduct, pursuant to the provisions in this numeral 11.2, the responsibility of ECOPETROL under the Contract hereof under no circumstance shall exceed seventy five per cent (75%) of the value of the Crude lost or damaged by causes attributable to ECOPETROL.

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e)
Save the event of gross negligence or willful misconduct, if any claims arise by the SENDER such as the loss of profit, this shall not exceed twenty five percent (25%) of the value that ECOPETROL is obliged to indemnify the SENDER under this numeral 11.2(d) of the Contract hereof.

11.3 Crude Assessment:

In order to determine the value of the Crude for liability purposes based on the previous numeral, ECOPETROL shall establish the following rules:

a) For those Pipelines using the mechanism of Volumetric Compensation for Quality and pursuant to the indications in the Manual of the Shipper, the value of the Crude shall be determined based on the result generated by the application of said mechanism defined for the Pipeline for the month in which the loss or damage of Crude occurs.

b) For intermediate Pipelines and/or ending in Sea Terminals and not using the mechanism of Volumetric Compensation for Quality, the assessment of the Crude shall be made taking the price of reference of export of Crude in the respective Sea Terminal, reported for the month in which the loss or damage of Crude occurs, based on the commercial balance of ECOPETROL for the export mix of which the Crude was part, discounting the applicable monthly fee for the Services, and including but not limited to, the handling services in plant, storage, terminal services, etc., up to the Point of Entrance of the Pipeline in which the loss or damage of the Crude has occurred.

11.4 Responsibility of the SENDER:

a)
The SENDER shall be liable for any damage caused to ECOPETROL for the default of its obligations under the Contract hereof and shall be responsible for any damage derived from or as a consequence of the actions or omissions of the SENDER, its workers, subordinates, contractors and subcontractors, except in cases of (i) gross negligence or willful misconduct by ECOPETROL, or (ii) a force majeure or unforeseen circumstances.

b)
The SENDER shall not be waved from its responsibility to pay the Fee agreed in this Contract, save the Service is not provided by causes exclusively attributable to ECOPETROL as indicated in numeral 11.2 b).

11.5 In those events in which the SENDER may be involved, the technical procedures defined for these occasions by ECOPETROL shall be followed:

11.6 Procedure under an Excusable Event: In the event of occurrence of an Excusable Event:

a)	ECOPETROL shall notify the SENDER within twenty four hours (24) following the moment of occurrence, making the commitment to submit all details within the following five (5) business days.

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b)
ECOPETROL shall carry out all reasonable procedures as required to resume as soon as possible the performance of the obligations of the Contract. Likewise, it shall make efforts to minimize or mitigate any delay or additional costs that may be generated.

11.7 The fulfillment of all legal obligations corresponding to each of the Parties, among them and including, those in connection with its personnel, compliance with environmental standards, those related with the legality of intellectual property rights, tax provisions or any other similar obligation, shall be borne and will be the exclusive responsibility of the Party to whom said obligation corresponds and its failure to perform it shall only affect said Party.

11.8 The fact that any of the Parties fails to enforce to the other Party any of the stipulations hereof at any time, shall not be considered a waiver for the performance of said stipulation, unless the other Party notifies it in writing.
No waiver to allege a violation of this Contract shall be considered as a waiver to allege any other violation.

11.9 The Parties state to be aware of the public order and security conditions of the areas in which the purpose of the Contract shall be developed, and each Party assumes its own and exclusive responsibility for the risks derived from such conditions, and therefore, shall not take any claim or action against the other Party due to any damage or injuries suffered by said Party on its property, personnel, its agents, contractors or subcontractors (including its employees or subordinates) resulting from public order or security conditions.

11.10 Each Party shall be exclusively responsible for any damage caused to third parties as a result of its proved and exclusive fault. In particular, each Party shall be responsible for all loss or damage to the property of third parties or injury, illness or death of all third parties as a result of its acts or omission or those from its personnel.

CLAUSE TWELFTH
 PENAL PECUNIARY CLAUSE

12.1 In case of failing to fulfill the obligations of the SENDER as a result of any actions or illegal omissions or deviations from the Contract, the SENDER agrees to pay ECOPETROL as a penalty, an amount equivalent to ten percent (10%) of the final value of the Contract.

12.2 Said sum shall be charged to the amount of damage suffered by ECOPETROL, and its value may be taken directly from the balance in favor of the SENDER if there is any, or else from the Bond. If this is not possible, the penal pecuniary clause shall be collected by means of execution for which the Contract shall be a writ of execution.

12.3 The application of the penal pecuniary clause does not include the indemnification for any damages borne by the SENDER if the amounts of these are higher, under the criteria of ECOPETROL, to the amount of the penal pecuniary clause agreed hereof, nor it releases the SENDER from its payment obligation of the totality of the value of the Contract pursuant to the conditions agreed.

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CLAUSE THIRTEENTH
SUSPENSION DUE TO NON-PERFORMANCE OF THE SENDER

13.1 ECOPETROL shall be entitled to suspend the Service in case of any events that may represent a serious default on any of the obligations of the SENDER. For this purpose, a communication from ECOPETROL addressed to the SENDER shall be sufficient, notifying the serious default. ECOPETROL may, based on the seriousness and the effects of the default, grant the SENDER a reasonable term to fix the default (the “Grace Period”), which under no circumstance may be granted if the default is due to the non-payment of the Fee in the terms set out in the Contract hereof. If, upon expiration of the Grace Period the SENDER has not resolved the default, ECOPETROL may suspend the Service and the SENDER shall not be entitled to any indemnification under no circumstance. The reestablishment of the provision of Services shall be subject to previous approval in writing by ECOPETROL.

13.2 The suspension of the Contract is not a waiver or a release for the SENDER on its responsibility to pay the Fee and all other concepts that may be applicable under the Contract hereof.

CLAUSE FOURTEENTH
TERMINATION OF THE CONTRACT

14.1 The Contract hereof shall terminate upon expiration of the term of validity agreed.

14.2 The Parties agree that ECOPETROL may declare the termination in advance of the Contract at any time, without any indemnity in favor of the SENDER in the following events:

a)	Serious default of the obligations of the SENDER without solving them within the Grace Period, when it may apply.
b)	The dissolution of the SENDER as a legal person.
c)	The unauthorized assignment of the Contract by the SENDER.
d)	Due to changes in regulations making more costly the fulfillment of obligations undertaken by ECOPETROL.
e)	As a consequence of any of the following causes: (i) fraud of the SENDER; or (ii) the SENDER incurs in acts or conducts that may endanger the operational and/or technical stability of the Pipelines.
f)
The procedure to be followed by ECOPETROL to terminate the Contract is: notify in writing with at least thirty (30) calendar days in advance to the SENDER its intention to terminate the Contract, indicating the causes for such decision and the effective date of termination. Upon fulfillment of this procedure the SENDER shall not: (i) request any justifications or extensions to the motives explained by ECOPETROL, or (ii) request or demand any kind of compensation or damages derived from the decision to terminate the Contract.

g)	The termination shall not release the Parties from its corresponding obligations and responsibilities attributable to periods before the date of termination of the Contract.

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h)
The termination in advance of this Contract shall not release the SENDER from the obligations that survive the termination of the Contract, especially that related with the payment of the Fee pending of payment and the payment of the penal clause. In the event of termination in advance of the Contract, the SENDER shall have a sixty (60) day term following the issuance of the corresponding invoice by ECOPETROL to pay the amount of any overdue fees.

14.3 It shall not be necessary any previous private or judicial requirement for purposes of enforcement of this clause.

CLAUSE FIFTEENTH
TAXES

15.1 All taxes, contributions, rates, surcharges and any other national, departmental, district or municipal taxes caused by the entering into, execution and liquidation of the Contract hereof, shall be borne by the Party that has to assume said payment pursuant to the law.

15.2 The collection and payment of the shipment tax shall be assumed by ECOPETROL before the Ministry of Mines and Energy, and therefore the SENDER shall pay the same to ECOPETROL pursuant to the provisions hereto.

CLAUSE SIXTEENTH
LIQUIDATION OF THE CONTRACT

16.1 Upon expiration of the Term of Validity, the Parties shall subscribe the minutes of termination of the execution.

16.2 The Parties shall make the liquidation of the Contract by mutual agreement within three (3) months following the expiration of the date of termination of the Contract.

16.3 In case the SENDER fails to appear to the liquidation, or if there is not an agreement of the same within the term previously mentioned, the SENDER expressly authorizes ECOPETROL to proceed with the liquidation in one (1) month term.

16.4 The following shall be expressly stated in the minutes of liquidation:

a)	The statement regarding the performance of the obligation undertaken by each of the Parties (or from ECOPETROL if the liquidation is unilateral) derived from the execution of the Contract; and
b)	Any agreements, settlements and transactions reached by the Parties to settle any differences that may have arisen and to obtain the good standing and release of any obligations.

16.5 Upon liquidation of the Contract, the SENDER shall pay ECOPETROL any Fees or any amount of money owed or resulting from the final liquidation of the same, after making any deduction that may be applicable.

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CLAUSE SEVENTEENTH
AUTHORIZED REPRESENTATIVES FROM THE PARTIES

17.1 Each of the Parties shall notify to the other in writing, before the commencement of the execution of this Contract the name, position, addresses, institutional electronic mails and telephone numbers of the person(s) authorized to represent it. Likewise, any change of these representatives shall be notified in writing.

17.2 Any instruction or notification addressed to the representative designated in the manner previously established shall be considered as addressed to the respective Party.

CLAUSE EIGHTEENTH
AMENDMENTS

18.1 Any amendment, clarification or addition to the conditions stipulated in the Contract hereof, shall be in writing, in documents subscribed by the authorized representatives by the Parties.

CLAUSE NINETEENTH
ASSIGNMENT

19.1 The SENDER shall not assign totally or partially the Contract hereof, without the previous written consent by ECOPETROL.

19.2 The assignee shall assume all rights and obligations in the same terms established hereto.

19.3 The assignment may be authorized by ECOPETROL, when the SENDER sufficiently demonstrates to ECOPETROL that:

a)	The assignee is a legal person duly organized and the duration of the same shall not be less that the term of the Contract and three (3) more years.
b)	The assignee has an adequate financial capacity to meet the obligations derived from the Contract assigned.
c)	The assignee has Crude of its own/production.
d)	The assignee provides and adequate and acceptable Bond payment to ECOPETROL for the fulfillment of the obligations derived from the Contract.

19.4 ECOPETROL may assign the Contract without the authorization from the SENDER.

CLAUSE TWENTIETH
LICENSES, PERMITS AND AUTHORIZATIONS

20.1 The Parties are obliged to have or obtain all required licenses, permits and authorizations for the execution of the purpose of the Contract. Each Party shall be individually liable for all those risks, fines, sanctions or damage caused as a result of the absence of any license, permit or authorization that is obliged to obtain and therefore shall defend and hold the other Party harmless before any authorities, judges and third parties.

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CLAUSE TWENTY-FIRST
EXCLUSION OF THE LABOR RELATION

21.1 The Parties do not assume any labor relationship with personnel that, by virtue of the Contract, are assigned to the other Party for the appropriate execution of the same. All future or present obligations resulting from the relations of the Parties with its personnel shall be exclusively borne by the Party involved, and therefore, each Party assumes full responsibility concerning compliance with labor regulations and social security and shall hold the other Party harmless against any claim in connection with any violation to the mentioned regulations.

CLAUSE TWENTY-SECOND
INDEMNITY

22.1 ECOPETROL is obliged to protect, indemnify and hold the SENDER harmless against any loss, cost or damage to be caused or derived from, or related with the breaching of the Contract by ECOPETROL, save the same are caused by Excusable Events.

22.2 The SENDER is obliged to protect, indemnify and hold ECOPETROL harmless and its parent, affiliates and subsidiaries, and the directors, employees, agents and representatives of ECOPETROL, and of its affiliates and subsidiaries against any loss, cost or damage to be caused or derived from or related with the execution of the Contract, except (i) by causes exclusively attributable to ECOPETROL or (ii) force majeure or unforeseen circumstances and acts of third parties.

CLAUSE TWENTY-THIRD
CONFIDENTIALITY

23.1 The Parties make the commitment to keep strict confidentiality and not to disclose to any person any information considered as confidential (the “Information”), which has been provided through the development of the Contract hereof, and through the development of the activities inherent to ECOPETROL and/or the SENDER.

23.2 Without prejudice of the foregoing, only in the following cases information may be disclosed:

a)	When the disclosure of information is mandatory by law;
b)	When the disclosure of information is ordered by a competent authority;
c)	When the information in question is of public domain, without any action or omission from the Parties; or
d)	When the entity providing the information authorizes it, in each case, previously and in writing;

23.3 For any information to be disclosed, that must be or wished to be disclosed as established in previous numerals, only the disclosure in question shall proceed after consulting, if the period granted by law or the authority ordaining the disclosure of the information allows it, with the Party that has provided the information.

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23.4 Furthermore, it shall be understood that the Information may be disclosed to employees, advisors and officers of the Parties, as well as employees, advisors, officers, auditors and insurance companies of the shareholders of ECOPETROL or the SENDER (including parents, affiliates and subordinates).

23.5 In any case, the Parties shall ensure that persons to whom the Information is disclosed hold, in turn, said Information as confidential and refrain from disclosing it. The Parties shall be responsible for any disclosure of Information to any of its employees, advisors and officers. If the Parties become aware of any unauthorized disclosure of confidential Information, it shall be notified immediately to the other Party and jointly shall take all measures necessary and/or convenient to prevent other disclosures of Information in the future.

23.6 The SENDER shall solely use or permit the use of the Confidential Information disclosed under the execution of this Contract to perform it. The disclosure of Confidential Information under this Contract shall not grant any other right.

23.7 The SENDER shall be responsible for ensuring that all persons to whom the Confidential Information is revealed under the execution of this Contract maintain said Information as Confidential and without disclosing it to any unauthorized persons. The SENDER shall be liable for any damage caused to ECOPETROL in case of breaching the Contract hereto, or if through negligent actions or omissions, discloses or makes public any Confidential Information outside the terms set out herein in accordance with law.

23.8 ECOPETROL may request the return of the Information at any time after notifying in writing to the other Party. Within thirty (30) days following the reception of said notification, the SENDER shall return all original Information and destroy or make to be destroyed all copies and reproductions (in any manner, including but without being limited to electronic means) in its possession and in possession of persons to whom it was disclosed pursuant with the Contract hereof. In any case, upon expiration of the term of execution of the Contract, the SENDER shall return all original Information and destroy or make to be destroyed all copies and reproductions (in any manner, including but without being limited to electronic means) in its possession and in possession of persons to whom it was disclosed pursuant with the Contract hereof.

23.9 During the term of execution of the Contract, ECOPETROL is obliged to keep in reserve and not to disclose the information expressly identified and in writing by the SENDER that is protected by copyrights or industrial secret pursuant to the regulations in force, that is directly delivered by the SENDER as a result of the execution of the Contract, and makes the commitment not to deliver said information to any third parties, except as ordered by the judicial or administrative authorities or in events required by the legal provisions in force.

23.10 This confidentiality clause shall keep its validity, inclusively after the date of termination of the Contract hereto, until the date in which all obligations set out in this clause are fulfilled.

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CLAUSE TWENTY-FOURTH
SOCIAL CORPORATE RESPONSIBILITY

24.1 The SENDER undertakes the commitment to:

a) Respect and obey the Good Governance Code and Policies of Integral Responsibility and Social Corporate Responsibility of ECOPETROL.

b) Make the best efforts to establish and maintain, as best as possible, good relations with the institutions (authorities) and communities settled in the region and in the area where the Contract shall be executed.

c) Report to ECOPETROL or whoever replaces it, any incidents or new actions that may affect its image and/or the image of ECOPETROL, within three (3) business days after the occurrence of said incidents, in order to have consensus in the handling of said incidents.

CLAUSE TWENTY-FIFTH
COMMITMENT WITH TRANSPARENCY

25.1 The SENDER undertakes the obligation to:

a)	Maintain conducts and appropriate controls to ensure an ethical conduct and in accordance with regulations in force.
b)
Refrain from making (directly or indirectly, or through employees, representatives, affiliates or contractors) payments, loans, gifts, gratifications, commissions, to employees, managers, administrators, contractors or suppliers of ECOPETROL, public officials, members of corporations of popular election or political parties, in order to induce such persons to conduct any action or make any decision or use their influence in order to contribute to obtain or retain businesses in connection with the Contract.

c)	Refrain from originating records or inaccurate information, or publish information that affects the image of the other Party when based on assumptions that have not been demonstrated.
d)	Avoid any situation which may generate a conflict of interest.
e)	Communicate mutually and reciprocally any deviation from the line of conduct indicated in this clause.

25.2 The SENDER states to be aware of and accepts the Code of Ethics of ECOPETROL found in the following website: www.ecopetrol.com.co, and the provisions on conflict of interest existing in the by-laws of ECOPETROL found in the same website. In case ECOPETROL determines that the SENDER has incurred in conducts that violate the clause hereof, ECOPETROL may terminate the Contract.

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CLAUSE TWENTY-SIXTH
INTEGRITY

26.1 The Contract hereof constitutes a sole and integral agreement regarding the purpose of the same and replaces any previous agreement that has not been written in this Contract.

26.2 The following documents are an integral part of the Contract:

ANNEX 1	MANUAL OF THE SHIPPER OF THE ECOPETROL S A PIPELINE

ANNEX 2	GUIDELINES FOR THE ADMINISTRATION OF RECEIVABLE SERVICES OF ECOPETROL

ANNEX 3	GENERAL CLAUSES OF ECOPETROL FOR PERFORMANCE POLICIES

ANNEX 4	STAND-BY LETTER OF CREDIT FORM

26.3 Likewise, all regulations and procedures that ECOPETROL has established for the development of the activities being the purpose hereto are an integral part of this Contract.

CLAUSE TWENTY-SEVENTH
LEGAL REGIME

27.1 The relation established in the Contract hereof is of commercial nature and therefore is governed by the regulations of Colombian private law.

CLAUSE TWENTY-EIGHTH
NOTIFICATIONS

28.1 All communications and invoices between the SENDER and ECOPETROL delivered as a result of this Contract shall require for its validity to be in writing, and depending on the will of the Party issuing it, they will have to be:

a)	delivered personally; or
b)	transmitted by facsimile, electronic mail or any other means through which it may be proved its delivery and reception (with proved reception and confirmation by mail).

28.2 All communications shall deemed as served and valid:

a)	On the reception date if delivered personally, or
b)
Twenty four (24) hours after the transmission date, if transmitted by facsimile, electronic mail or any other means through which its delivery and reception may be proved; provided however, confirmation is received within the following three (3) days; whatever occurs first.

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28.3 Each Party may change the address for these purposes, with previous written communication to the other Party with fifteen (15) calendar days in before the expected date for such change.

28.4 All notifications and communications to be made to the Parties as a result of the execution of this Contract shall be delivered to the addresses indicated in the Specific Conditions.

CLAUSE TWENTY-NINTH
MISCELLANEOUS

29.1 Severability: the voidance, nullity or inefficacy of any provision of this Contract shall not affect the validity, efficacy and enforceability of all other provisions of the same. In these events the Parties are obliged to negotiate in good faith a clause resulting legally valid, and enforceable, whose purpose is the same of the provision or provisions having vices of nullity, invalidity or non-enforceability, as the case may be.

29.2 Administration and Inspection: ECOPETROL shall designate an administrator and inspector of the Contract, whose functions shall be established in the Manual of Administration and Inspection of ECOPETROL.

29.3 Survival: The termination of this Contract shall not relieve the Parties from any obligation towards the other Party pursuant to this Contract, or any other loss, cost, damage, expense or responsibility which may occur under this Contract before or as a result of said termination.

CLAUSE THIRTEENTH
PERFECTION AND EXECUTION

30.1 The Contract hereof is perfected with the subscription of the same. For its execution the approval of the bond assumed by the SENDER is required.

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ANNEX 1

MANUAL FOR THE TRANSPORTER OF PIPELINES ECOPETROL S A

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MANUAL FOR THE TRANSPORTER OF PIPELINES ECOPETROL S A

TABLE OF CONTENTS

CLAUSE 1. PURPOSE	3

CLAUSE 2 DEFINITIONS	3

CLAUSE 3 GENERAL DESCRIPTION OF THE PIPELINE	10

CLAUSE 4 OBLIGATIONS OF THE PARTIES	10

CLAUSE 5 FEES	13

CLAUSE 6 SPECIAL SERVICES	14

CLAUSE 7 ADJUSTMENT OF THE EFFECTIVE CAPACITY OF THE SYSTEM DUE TO VARIATIONS IN THE SPECIFICATIONS OF HYDROCARBONS	14

CLAUSE 8 PROJECTIONS, NOMINATION AND TRANSPORTATION SCHEDULE OF THE PIPELINE	15

CLAUSE 9 BALANCE IN EXCESS OR DEFECT	18

CLAUSE 10 PRIORITIES IN THE NOMINATION PROCESS	19

CLAUSE 11 REJECTION OF A TRANSPORTATION REQUEST	20

CLAUSE 12 QUALITY REQUIREMENTS	21

CLAUSE 13 DETERMINATION OF QUANTITIES AND QUALITY	22

CLAUSE 14 VOLUMETRIC COMPENSATION FOR QUALITY	25

CLAUSE 15 BULLETIN OF TRANSORTATION BY THE PIPELINE – BTO	26

CLAUSE 16 SPECIAL TRANSPORTATION CONDITIONS	28

CLAUSE 17 REGULATIONS FOR THE TRANSPORTATION OF SEGREGATED HYDROCARBON	29

CLAUSE 18 RISKS AND RESPONSIBILITY	29

CLAUSE 19 FILLING THE PIPELINE OR FILLING THE LINE	31

CLAUSE 20 HANDLING LOSSES IN THE PIPELINE	31

CLAUSE 21 CLAIMS	33

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CLAUSE 22 SANCTIONS TO OPERATING AGENTS FOR NON-PERFORMANCE OF THE TRANSPORTATION SCHEDULE	33

CLAUSE 23 HYDROCARBON AFFECTED BY LITIGATION	34

CLAUSE 24 INVESTMENTS IN THE PIPELINE	35

CLAUSE 25 SOLE RISK PROPOSALS	36

CLAUSE 26 PROCEDURES FOR COORDINATION OF OPERATIONS, COMMUNICATIONS AND EMERGENCY ASSISTANCE	38

CLAUSE 27 SETTLEMENT OF CONTROVERSIES	39

CLAUSE 28 VALIDITY	39

CLAUSE 29 ADDITIONS AND MODIFICATION	39

CLAUSE 30 APPLICABLE LEGISLATION	39

ANNEX 1: MECHANISMS OF QUALITY COMPENSATION FOR THE MIXTURE OF CRUDE OIL	40

ANNEX 2: DEFINITION OF STANDARD BARRELS PER SYSTEM	48

ANNEX 3: DESCRIPTION OF THE SYSTEMS	49

ANNEX 4: MINIMUM SPECIFICATIONS OF QUALITY PER SYSTEM	50

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CLAUSE 1. PURPOSE

1.1	The Pipeline is for private use considering its nature and in accordance to the provisions in the Colombian Code of Crude Oils.

1.2
The purpose of this Manual of the Transporter of the Pipeline (hereinafter the “Transporter’s Manual) is to establish the general conditions for the Transportation of Hydrocarbons of the Owners through the Pipeline.

1.3	Likewise, conditions for the access of Third Parties to the Pipeline are established in those events in which there is Available Capacity in the Pipeline.

CLAUSE 2 DEFINITIONS

2.1 All terms listed hereunder shall have the meaning assigned in this Manual without any difference when the term is used either in singular or plural, upper or lower case letters.

2.1.1. Transportation Agreement or Transportation Contract: means the agreement between the Transporter and a Sender whose purpose is the Transportation of Crude Oil through the Pipeline.

2.1.2. Operating agent or agent: means any natural or legal person, public or private person involved the technical and/or commercial relations for the provision of Transportation services of Crude Oil through Pipelines.

2.1.3. Water and sediment: means any material coexisting with Crude Oil without being part of the same.

2.1.4. Fiscal Year: means the period of time starting at 00:01 hours of January 1st of a year and ending at 24:00 hours of 31 December of the same year. Always being referred to Colombian time

2.1.5. API: means the American Petroleum Institute.

Also it will have the meaning corresponding to the measuring unit for density (API 141.5/GE-131.5; where GE is defined as specific gravity), known internationally as one of the sale properties of Hydrocarbons depending on the context used.

2.1.6. ASTM: American Society for Testing Materials.

2.1.7. Provisional Notice: means the notification that the Transporter will deliver to the Sender regarding any damage or additional costs incurred, or about its intention to withdraw and use the Sender’s Crude to pay monies in favor of the Transporter or the owner, borne by the Sender and/or to avoid any Operational affectations in the Pipeline.

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2.1.8. Balance for the Sender: means the volumetric balance for each of the Senders using the Pipeline.

2.1.9. Volumetric Balance: means the balance of Operations conducted by the Transporter at the end of each month of Operation, in order to establish the amounts of Crude handled in the Pipeline and to make the determination and distribution of Crude losses.

2.1.10. Barrel: means a volume equal to 42 United States of America gallons. Each gallon is equal to three liters and seven thousand eight hundred and fifty three ten thousands of liters (3.7853).

2.1.11. Standard Barrel: means the volume of Hydrocarbons including dissolved water, suspended water and suspended sediment but excluding free water and bottom sediments, calculated at standard conditions (60F and 14.7 lbf/in, or 15C and 1.01325 bares).

2.1.13. Net Standard Barrel: means the volume of Hydrocarbon excluding total water and total sediment, calculated at standard conditions (60F and 14.7 lbf/in, or 15C and 1.01325 bars).

2.1.14 Barrels per Calendar Day (bpdc): means the measuring unit of flow volume referring to the average value of a specific period.

2.1.15 Barrels per Operational Day (bpdo): means the measuring unit of flow volume referring to the average value of days effectively operated.

2.1.16 Bulletin of Transportation by Pipeline: means the website in which the Transporter makes available to agents and all other interested parties, the information indicated in resolutions No 18-1258 and 12-4386 of 2010, issued by the Ministry of Mines and Energy, which regulates Transportation through Pipelines and the methodology to set out the rates, as amended or superseded.

2.1.17 Quality of a Hydrocarbon: means a set of characteristics contained in a volume of Hydrocarbon. These characteristics are referred, among others, to viscosity, API gravity, specific gravity, percentage in weight of sulfur, Point of fluidity, acidity, steam pressure, percentage in volume of water, percentage in weight of sediments and salt content.

2.1.18 Contracted Capacity: means the Capacity of the Pipeline committed through Transportation Contracts.

2.1.19 Designed Capacity or Transportation Capacity: means the Transportation Capacity for Crude Oil established for the Pipeline, based on the Crude properties and specifications of the equipment and tubing for the calculation and design of the Pipeline. If the design of the Pipeline is modified to increase said Capacity, then this will be the new design Capacity.

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2.1.20 Owners Capacity: means the Transportation Capacity of the Pipeline necessary in a period of time for the Transportation Crude Oil owned by its owners, its parent companies or subsidiaries.

2.1.21 Available Capacity: means, for a specific period of time, the difference between the effective Capacity and the sum of: i) the owner’s Capacity, ii) the Contracted Capacity and iii) the preferred rights, which shall be available for the Transportation of Third Party’s Crude under the conditions set out in the Manual hereof.

2.1.22 Effective Capacity or Transportation Effective Capacity: means the maximum average Capacity of Transportation, which may be used for Crude Transportation in a specific period of time. This is calculated as the product of the nominal Capacity by the service factor.

2.1.23 Nominated Capacity: this means the Crude volume that, according to a letter from the Sender or Third-Party delivered to the Transporter in the respective month of nomination, and in accordance with the procedures established in this Manual, they require it to be transported through the Pipeline.

2.1.24 Nominal Capacity: means the maximum Transportation Capacity between a pumping station and a Pipeline terminal, or between two pumping stations, calculated considering the installed equipment in the system and the expected quality of Crude for a specific period of time. It is expressed in BOPD for a Hydrocarbon of standard barrel characteristics in terms of viscosity in cstks at 30 C and API at 60 F according to the design Capacity of the Pipeline.

2.1.25 Programmed Capacity: this means the portion of the effective Capacity of Transportation of the Pipeline assigned to each Sender or Third Party requesting the Transportation service in accordance with the provisions in this Manual.

2.1.26 Volumetric Compensation for Quality or CVC: this means the procedure by which Senders are compensated for the gain or loss in the discounts of Crude as determined by the difference between the Crude delivered by the Sender at the Point of Entrance compared to the Crude withdrawn at the Point of Exit.

2.1.27 Monetary Conditions: means the tables or formulas to calculate any extra charge and bonuses for Crude quality and commercial discounts applied on the Rate for the Line.

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2.1.28 Connection: this means the installation that allows delivery of Crude to the Pipeline and/or withdrawal of Crude from the Pipeline.

2.1.29 Ship or Pay Transportation Contract: this means the agreement between the Transporter and a Sender that regulates the provision of the Transportation service of Hydrocarbons for a specific Contracted Capacity in firm, understanding that the Sender has a permanent right for the Transportation of a specific volume of Hydrocarbons, and that the Payment of the rate is agreed in firm, regardless of the volume effectively transported or even if no volume is transported.

2.1.30 Spot Transportation Contract: this means the agreement between the Transporter and a Sender that regulates the provision of the Transportation service of Hydrocarbons for a specific Contracted Capacity in a month of Operations, subject to the available Capacity of the Pipeline in the process of nomination.

2.1.31 Coordination of Operations: means the set of activities conducted by the Transporter to control the development of the Transportation program and procure its fulfillment.

2.1.32 Crude Oil or Hydrocarbon: means the natural mix of Hydrocarbons in accordance with the definition through the article 1 of the Petroleum Code, which exists in underground deposits and remains liquid at atmospheric pressure after going through the separation facilities on surface, as well as the products necessary to make viable its Transportation such as diluents.

2.1.33 Crude for Transportation: means the inspected Crude Oil delivered to the Pipeline for Crude Transportation. This category includes inspected Crude Oils both segregated or separated from others as well as those mixed between them, when they may be mixed, in both cases, with any other substance for Transportation purposes.

2.1.34 Inspected Crude: means the Crude Oil treated, dehydrated, degasified, drained, settled, stabilized and measured at the inspection facilities.

2.1.35 Mixed Crude or Mix: means the combination of different Crude before and/or after delivered to the Pipeline to be transported.

2.1.36 Segregated Crude: means Crude Oil that by agreement between the Transporter and a Sender is decided to be transported through the Pipeline without being mixed with other Crude.

2.1.37 Preferred Right: means the power that the National Government has through the National Agency of Hydrocarbons (ANH) or whoever replaces it, on the Design Capacity of the Pipeline for the Transportation of royalty Crude. This preference is limited to Crude Oil coming from royalties corresponding to production served through the Pipeline. The preferred right shall be up to 20% of the design Capacity.

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2.1.38 Day: means the period of twenty four (24) hours starting at 00:01 of one day and ends at 24:00 of the same day, always referring to Colombian time.

2.1.39 Diluent: means the natural or refined product mixed with heavy Oil to facilitate Transportation through the Pipeline.

2.1.40 Delivery: means the action by which the custody of the volume of the Sender’s Crude is transferred to the Transporter to be shaped through the Pipeline.

2.1.41 Reasonable Effort: means the effort that a prudent person makes in handling his own business while protecting his interests.

2.1.42 Initial Pumping Station: means the initial station of the Pipeline.

2.1.43 Final Station: means the final Station on the Pipeline.

2.1.44 Justified Event: means any event or circumstance beyond the Transporter's control such as, including but not limited to, strange cause, force majeure, acts of nature, acts of a Third-Party or the victim, labor disputes or actions of any kind arising from organized labor, outside war (whether or not declared), civil war, sabotage, revolution, insurrection, riots, civil unrest, terrorism, illegal actions from Third parties, epidemics, cyclones, tsunamis, landslides, lightning, earthquakes, floods, rainstorms, fire, adverse atmospheric conditions, expropriation, nationalization, laws, regulations or orders for any competent authority, distortions, damage or accidents in machinery, equipment, Pipelines, power transmission lines or other facilities, attachments, impossibility or delays in obtaining equipment or materials, inherent vices of crude oil, among others.

2.1.45 Service Factor: means that percentage effectively uses of the nominal Capacity due to temporary operating and maintenance restrictions of the Pipeline and its complementary facilities, calculated for a specific period of time in which the effects of unavailability of mechanical equipment, maintenance programs of the line and the number of days of the period considered must be taken into account.

2.1.46 Line Fill or Pipeline Fill: means the volume of Crude necessary to fill in the lines of the Pipeline between the initial pumping station under final station, the bottom of the storage tanks that cannot be pumped o that serve the Pipeline, and all installations, lines, pumping and measuring equipment.

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2.1.47 Calendar Month: means the period of time starting at 00:01 hours of the first day of the Gregorian month and ends at 24:00 hours of the last day of the same Gregorian month.

2.1.48 Nomination Month: means the calendar month immediately before a month of Operations.

2.1.49 Operation Month: means the calendar month during which the Transporter executes the Transportation program.

2.1.50 Entrance Node: means the set of facilities located in a determined geographical area where the Sender delivers the Crude and in which a distance is started.

2.1.51 Exit Node: means the set of facilities located in a determined geographical area where the Sender withdraws the Crude and in which a distance ends.

2.1.52 Nomination: means that transportation service request formalized by each Sender or Third-Party for the month of Operation, specifying the required Transportation volume, the Point of Entrance, the Point of Exit and the quality of Crude and the characteristics of Crude required to be transported.

2.1.53 Pipeline: means all the necessary physical facilities for the Transportation of Crude Oil from the nodes of Entrance to the nodes of Exit including, among others, pipes, pumping units, measuring units, control systems and tanks used for the Operation of the Pipeline.

2.1.54 Operator: means the Transporter or the natural or legal person that performs the Operation tasks of the Pipeline.

2.1.55 Party: means the Transporter and/or Sender, or there assignees as the case may be.

2.1.56 Identifiable Losses: means the losses of Crude that may be located in a specific Point of the Pipeline and attributable to specific events such as breakages, spills, attacks, theft, force majeure or acts for nature.

2.1.57 Non-identifiable Losses: means the normal losses inherent to the Operation of Transportation in the Pipeline corresponding, among others, to what volumetric contractions as a result of the mix, leakages in the equipment, drainages, evaporation and other reasons originated in the handling of the Pipeline.

2.1.58 Transportation Plan: means the projection of the volumes to be transported through the Pipeline and the available Capacity in the medium and long term.

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2.1.59 Transportation Program or Program: means program of Operations of the Pipeline for a month of Operations prepared by the Transporter, days on the cycle of nomination of Transportation. It specifies the use of the effective Capacity, the volumes of Crude entering at the Points of Entrance and volumes of Crude coming out from the Pipeline at the Points of Exit.

2.1.60 Owner: means Capacity S.A. as an exporter company and/or refiner of Crude Oil and its parent and/or branches, holders of the goods and Pipeline’s facilities.

2.1.61 Point of Entrance: means the exact Point of the Pipeline, in which the Transporter assumes custody of the Crude delivered by the Sender at the node of Entrance. This must be specified in the Transportation agreement.

2.1.62 Point of Fluidity: means the temperature at which a Crude Oil ceases to flow.

2.1.63 Point of Exit: means the exact of the Pipeline in which the Sender takes the Crude Oil delivered by the Transporter that the node of Exit and the ceases custody of the Crude by the Transporter. This must be specified in the Transportation contract.

2.1.64 Sender: means the natural or legal person to whom the Transporter provides Transportation service of Hydrocarbons through the Pipeline. It shall be understood that the Sender acts as the owner of the Crude to be transported unless specified otherwise. Among the Senders are the ANH and the owner. Any Third parties and the ANH acquire the Capacity of Senders when enter into a Transportation contract with the Transporter.

2.1.65 Withdrawal: means the act by which he Transporter returns to the Sender or whoever is designated, at the Point of Exit, a volume of Hydrocarbons ceasing its custody.

2.1.66 Withdrawal by Defect: means the volume of Crude that is Sender is not withdrawn according to the Transportation program.

2.1.67 Withdrawal by Excess: means the volume of Crude that has been withdrawn from a Sender above the limits in the Transportation program.

2.1.68 Transportation Rate or Rate: means the monetary value per barrel charged by the Transporter to the Senders for the Transportation service. Surcharges, bonuses and discounts shall be applied to this rate as specified in the monetary conditions.

2.1.69 Third Party: means the person that has the ownership title or holding of the Crude Oil and requires from the Transporter the provision of the Transportation service through the Pipeline, conditioned to the existence of available Capacity.

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2.1.70 Transporter: means Capacity S A owner of the Pipeline, or the person appointed as a representative or assignee, whose activity is the provision of the Transportation service.

2.1.71 Distance: means the portion of the Pipeline from a node of Entrance and a node of Exit, which must have a rate.

2.1.72 Volume to Transport: means the Gross Standard Barrels delivered by the Sender to the Transporter at the Point of Entrance.

CLAUSE 3 GENERAL DESCRIPTION OF THE PIPELINE

The descriptions of the systems to which this Transporter Manual applies are published in Annex 3, description of the systems.

CLAUSE 4 OBLIGATIONS OF THE PARTIES

4.1 Obligations of the Senders: The following are obligations of the Sender:

4.1.1 Enter into Transportation Contracts with the Transporter.

4.1.2 Report to the Office of Hydrocarbons of the Ministry of Mines and Energy by communication delivered within ten (10) days following the contracting of the service its Transportation through the Pipeline and the Distance to be used, the origin (regions, municipalities and fields) of the Crude Oil to be transported and the term of the Transportation contract.

4.1.3 Provide the Transporter in on a timely basis and in accordance with the time schedule set out for said purpose, the necessary information for preparation of the Transportation Plan.

4.1.4 Timely present the nomination to the Transporter pursuant to the conditions, specifications, and based on the procedure set out in this Manual.

4.1.5 Comply with and implement the commercial, Operational and administrative procedures of the Manual hereof.

4.1.6 Comply with the Transportation program defined for the month of Operation for the delivery of Crude to the Pipeline at the Point of Entrance and implement whatever may be necessary for its reception at the Point of Exit in accordance with the procedures defined in this Manual.

4.1.7 Deliver and withdraw the Crude Oil within the limits of quality, volume, opportunity and all other conditions set out in this Manual.

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4.1.8 Accountable for the consequences derived for its failure to comply with the obligations agreed in the Transportation contract.

4.1.9 Refrain from conducting restrictive commercial practices or those considered as unfair competition as set forth in laws 155 of 1959, 256 of 1996, Decree 2153 of 1992, Law 1340 of 2009 and all other regulations as amended and superseded.

4.1.10 Comply with the regulations set out by the competent authority on environmental protection and preservation.

4.1.11 Comply with the regulations and procedures set out in this Manual for the connection of the Pipeline, as it may be applicable under the Transporter’s judgment.

4.1.12 Pay the rates established for the distances being the purpose of the Transportation service.

4.1.13 Pay to the Transporter, acting as a collector, the Transportation tax established by the legislation for Crude Oil Transportation through Pipelines.

4.1.14 Provide the information as required by the Office of Hydrocarbons of the Ministry of Mines and Energy in order to exercise adequate control of the activity.

4.1.15 Refrain from conducting any actions that may affect the normal Operation of the Pipeline and may cause damage to the Transporter or other Senders.

4.1.16 Contribute and maintain in the Pipeline the quantity  of Crude Oil as may be necessary to fill in the line according to the instructions provided by the Transporter.

4.1.17 Indemnify the Transporter and the owner for any damage which may be caused by, or as a consequence of failing to fulfill its obligations.

4.1.18 all those derived from the Transportation contract of this Manual and any applicable regulations.

4.2 Obligations of the Transporter: The following are obligations of the Transporter:

4.2.1 Maintain the Pipeline in adequate operating conditions.

4.2.2 Allow access to the Pipeline of any Third parties requesting it in those cases in which there is available Capacity, provided they fulfill the requirements established in this Manual.

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4.2.3 Enter into Transportation Contracts with Senders and Third parties which comply with the requirements of this Manual.

4.2.4 Prepare, publish and keep the BTO updated.

4.2.5 Submit the Manual to the Office of Hydrocarbons of the Ministry of Mines and Energy, keep it updated and publish it in the BTO.

4.2.6 Report to the Office of Hydrocarbons of the Ministry of Mines and Energy, the Transportation Contracts subscribed with the Senders within ten (10) days after its execution.

4.2.7 Pursuant to Article 47 of the Petroleum Code of Colombia give notice to the Office of Hydrocarbons of the Ministry of Mines and Energy on the Transportation requests made by Third parties to use the available Capacity within (30) days following reception of the applications, indicating the Contracting Party or applicant, the distance and the volumes to be transported.

4.2.8 Conduct its Transportation activity separately from other activities and giving an objective treatment to all agents in connection with the Pipeline.

4.2.9 Refrain from conducting restrictive commercial practices or those considered as unfair competition as set forth in laws 155 of 1959, 256 of 1996, Decree 2153 of 1992, Law 1340 of 2009 and all other regulations as amended and superseded.

4.2.10 Provide suitable facilities to receive the Crude Oil according to their specifications set out in this Manual, control volumes and the quality of the same and carry out the Transportation according to the industry’s specifications.

4.2.11 Attend the Transportation requirements from Third parties and Senders, and implement the nomination process under the terms set out in this Manual and the applicable regulations.

4.2.12 Provide the Senders the information on volumes at the Point of Entrance, volume withdrawn at the Point of Exit and the inventory of Crude in the Pipeline.

4.2.13 Establish control and inspection mechanisms to maintain the integrity of the Pipeline, and based on this, schedule maintenance and required repairs.

4.2.14 Calibrate the measurement and quality control instruments of Crude Oil, according to the procedures and timing required by the producers, the technical regulations and provisions established for this purpose in this Manual, inviting the Senders or their representatives to provide support if considered necessary.

4.2.15 Charge the corresponding rates for Transportation services.

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4.2.16 collect and Pay the Transportation tax pursuant to article 26 of Law 141 of 1994 or any other regulations as amended or superseded.

4.2.17 Publish the Transportation rates in the BTO.

4.2.18 Comply with all regulations set out for the protection and preservation of the environment foreseeing all procedures for closing and abandonment of the Pipeline.

4.2.19 Submit to the Office of Hydrocarbons of the Ministry of Mines and Energy before March 1 of each year, the special annual report referred to in article 204 of the Petroleum Code or any other regulations as amended or superseded.

4.2.20 Use the available Capacity if there is any, for the Transportation of Third Party’s Crude, upon request, and with the previous subscription of the respective Transportation contract.

4.2.21 Maintain rules and procedures to attend expansion requests, when the available Capacity is not sufficient to cope with the Transportation requests of Crude from Third parties

4.2.22 allow preferred Transportation of Crude Oil to refineries in order to satisfy the country's needs and avoid a national shortage pursuant to article 58 of the petroleum code.

4.2.23 Permit that, in the event there is available Capacity, the Sender or Third Party conduct additional investments as required, to provide access and Capacity to use that means of Transportation pursuant to the regulations on access and investments indicated in this Manual and other applicable regulations.

4.2.24 Submit to the Office of Hydrocarbons of the Ministry of Mines and Energy the information on cost, rates on volumes and all other information as required.

4.2.25 All those derived from the Transportation contract of this Manual and other applicable regulations.

CLAUSE 5 FEES

5.1 The Pipeline fee shall correspond to the rate established according to the methodology to set out rates pursuant to resolution 124386 of 2010 from the Ministry of Mines and Energy as amended or superseded.

5.2 Without prejudice of the foregoing, the Transporter may agree with the Senders the monetary conditions for the Pipeline fee considering the commercial and technical items listed hereunder, including but without being limited to:

5.2.1 Commercial Conditions

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5.2.2 Contracted Capacity

5.2.3 Contracted Term

5.2.4 Contracted Type

5.2.5 Payment Terms

5.2.6 Crude Oil Quality

5.2.7 About Utilization

5.3 The corresponding Party shall assume any taxes as indicated by law. The Transportation Tax is the responsibility of the Sender and is not included in the fee.

CLAUSE 6 SPECIAL SERVICES

6.1 Increases in the Transportation Capacity.

6.1.1 In the event in which the Pipeline falls short in the effective Capacity of Transportation for the Shipment of Hydrocarbons of any of the Senders and if there is the technical possibility to increase it through the use of any friction reduction agents or other Operational adjustments, the Transporter may technically assess and approve this option, in which case the Sender may use this alternative under the agreements and commercial conditions established by the parties. The Sender understands and accepts that any costs resulting from the implementation of this alternative are additional to the rate agreed, shall be borne by the Sender and shall not be considered as an additional rate for the Transportation service.

6.2 Transportation of Segregated Hydrocarbon

6.2.1In the event in which any Sender requires to transport Hydrocarbons in a segregated manner, the Transporter may agree with this option if it is technically and commercially viable, in which case the Sender may use that alternative under the agreements and technical and commercial conditions established with the Transporter. The Sender understands and accepts that any costs and damage resulting from the implementation of this alternative are additional to the rate agreed, shall be assumed by the Sender and under no circumstance constitute an additional rate for the Transportation service.

CLAUSE 7 ADJUSTMENT OF THE EFFECTIVE CAPACITY OF THE SYSTEM DUE TO VARIATIONS IN THE SPECIFICATIONS OF HYDROCARBONS

7.1 The effective Transportation Capacity may vary as a function of the Hydrocarbon specifications pumped in the Pipeline. The specifications of the Hydrocarbon delivered by the Senders may vary from this standard, obtaining as a result a variation in the effective Transportation Capacity in the Pipeline.

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7.2 In case there is an increase in the effective Transportation Capacity by using a Hydrocarbon of different specifications to those agreed in the Transportation contract, this Capacity in excess shall be assigned according to the order of priorities established in this Manual.

7.3 If a Sender with a Ship or Pay contract nominates a Hydrocarbon of lower specifications to those agreed in the Transportation contract and this generates a decrease in the Transportation effective Capacity, the Transporter may accept the delivery of the Hydrocarbon, in which case the Sender understands and accepts that it will transport a lower equivalent quantity dude to the change in the specification and the economic conditions of the Ship or Pay contract shall not be modified.

7.4 The Transporter shall be in charge of defining the increases or decreases of Capacity generated by a variation in the specifications of the Hydrocarbon. This process shall be conducted once a month as part of the nomination process.

CLAUSE 8 PROJECTIONS, NOMINATION AND TRANSPORTATION SCHEDULE OF THE PIPELINE

8.1 Projections.

8.1.1 In the month of October of each year, the Transporter shall prepare the Transportation plan for the following five (5) fiscal years, expressed in barrels per calendar day (bpdc in Spanish). For the first year volumes per month shall be provided and for subsequent years there will be volumes per year. As a result of the preparation of this Transportation plan, the estimation of the available Capacity the Transportation of Third Party’s Crude shall be available in compliance with the provisions in article 47 of the petroleum code as amended or superseded. These information and Transportation Capacity shall be available for consultation in the BTO.

8.1.2 The procedure to be followed shall be as follows:

8.1.2.1 The first day of each September or before, all Senders shall submit to the Transporter the information on the projections of the volumes to be nominated for the five subsequent fiscal years and for the following fiscal year this information shall be specified monthly. Such information shall include the following:

8.1.2.1.1 The best estimate of the Sender, the volume to be transported in bpdc, assuming uniform flow rates expressed separately for each Hydrocarbon to be delivered;

8.1.2.1.2 The quality characteristics of each Hydrocarbon;

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8.1.2.1.3 The Points of Entrance, expressed separately for each Hydrocarbon, with the delivery program for each of them; and

8.1.2.1.4 The Points of Exit, expressed separately for each Hydrocarbon, with the withdrawal program for each of them.

8.1.2.2 Within the first 15 days of the Third calendar month of each quarter, the Sender shall deliver to the Transporter the update of the volume projections to be nominated in average per day for the remaining calendar months of the current fiscal year and the average per day for the following two fiscal years.

8.2 Nomination Scheme and Transportation Schedules

8.2.1 Nominations are accepted and scheduled independently from the incoming restrictions to other systems, upon which there is no responsibility from the Transporter to make these schedules or to contract Transportation quotas in other Transportation systems.

8.2.2 The following process is established in order to comply with and enforce Transportation schedules:

8.3 Nomination of the ANH, Owners and Senders with Ship or Pay Contract.

8.3.1 At the latest on the Third calendar day of the month of nomination, the ANH or whoever is designated shall carry out the nomination of the royalties of Crude Oil coming from the fields served by the Pipeline. In this same term, the owners shall nominate the Crude Oils possessed and all other Senders with Ship or Pay contract shall carry out the nomination of their Transportation requirements for the following month of Operation. Additionally, the Senders previously mentioned shall deliver their tentative Transportation needs for the following five calendar months. The Sender shall specify: name of the Hydrocarbon, the requested volume to be transported, quality, regime of deliveries during the month of Operation, Point of Entrance and Point of Exit, as well as any other specific information as required or requested by the Transporter.

8.3.2 If the nomination of royalties is higher than the preferred right, the nomination shall be adjusted to that value. Royalty Crude Oils are considered those directly nominated by the ANH in its Capacity as Sender or whoever is designated, except when these are sold to another Sender or to a Third Party. If the owners buy Crude from royalties, the Transporter shall account for them within the preferred right without affecting the Capacity of the owner.

8.4 Acceptance and rejection of Nominations and disclosure of Available Capacity.

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8.4.1At the latest on the seventh calendar day of the month of nomination, the Transporter shall communicate to the ANH, the owners and all other Senders with Ship or Pay Contracts its acceptance or rejection of the nominations and the final volume accepted, taking into account the priorities, the overutilization and the generation of additional Capacity due to change in specifications of the Hydrocarbon. Senders with Ship or Pay contract shall be assigned volumes to be transported up to the volume of their Contracted Capacity. Based on the accepted nominations, the Transporter shall calculate the available Capacity, which shall be published in the BTO as previous requirement to any additiona nominations of Senders and of Third parties having any interest and contracting the Transportation service.

8.5 Additional Nominations of Senders and nominations from Third Parties

8.5.1At the latest on the ninth calendar day of the month of nomination, any Third Party may carry out the nominations of their Transportation requirements under the modality of Spot Contracts for the month of Operation. All Senders may nominate additional volumes at this stage. Additionally, all Third parties and Senders with additional nominations to their Contracted Capacity shall deliver the tentative Transportation needs for the following five (5) calendar months. Third parties and Senders shall specify: name of the Hydrocarbon, request for the volume to be transported, delivery schedules during the month of Operation, Point of Entrance and Point of Exit, as well as any other information as required by the Transporter.

8.5.2 if nominations exceed the available Capacity of the Pipeline, the assignment of the volumes to be transported shall be at a prorate of the requests received and up to the available Capacity.

8.6 Closing the Nomination Process

8.6.1At the latest on the twelfth calendar day of the month of nomination the Transporter shall conduct the closing of the nomination process and shall publish the nominations approved for all Senders and Third parties as well as the Programmed Capacity of the Pipeline. Likewise, it will carry out the publication of any available Capacity if such is the case.

8.7 Final Scheduled of Transportation

8.7.1 The Transporter shall prepare the final scheduled Transportation for the month of Operation and an estimate for the following five (5) calendar months and shall submit it to the Senders and Third parties with assigned Capacity at the latest on the twelfth calendar day of each month of nomination.

8.7.2 This schedule may be modified by the Transporter, among other reasons:

8.7.2.1 Due to justified events that affect the Transportation Capacity

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8.7.2.2 By request of the Transporter, accepted by the Senders or by request of a Sender accepted by the other Senders and the Transporter.

8.7.2.3 Derived from any other circumstances beyond the control of the Transporter.

8.7.3 Priority criteria for assignment of capacities en case of the aforementioned modifications shall be those established in clause 10 of this Manual.

8.7.4 The Sender shall notify the Transporter as soon as possible, if it is found that: (i) its deliveries during a month of Operation at a Point of Entrance will be less than 95% of the Scheduled Capacity or (ii) its withdrawals at any Point of Exit shall be less than 95% of the Scheduled Capacity. With the reception of the information, the Transporter shall analyze the impact of the acquired commitments for Transportation and will make decisions at its Sole discretion to mitigate the impact.

8.8 Extemporary Nominations

8.8.1 If any Third Party or the Sender fails to meet the terms set out to nominate in accordance with the procedures contained herein, the Transporter shall not be obliged to accept such nominations. The Transporter shall only accept extemporary nominations as long as the Pipeline has available Capacity. If the nomination is accepted, the Third Party or Sender shall Pay to the Transporter as a penalty, two (2%) of the applicable rate to the volumes in barrels delivered in the Pipeline in the respective month.

8.9 Final Report of Operation

8.9.1 At the end of each month of Operation, the Transporter shall prepare a report which shall be delivered to the Senders at the latest on the tenth (10) working day of the following calendar month of the month of Operation indicating the volumes in Gross Standard Barrels and Net Standard Barrels delivered and withdrawn and the average qualities at each Point of Entrance and Point of Exit.

CLAUSE 9 BALANCE IN EXCESS OR DEFECT

9.1 The following procedure for the balance of each Sender is established as follows:

9.1.1 Each Sender shall schedule its withdrawals according to its delivery schedules.

9.1.2 In case that a Sender fails to fulfill or is not meeting its delivery schedule during the month of Operation, the Transporter may adjust the withdrawal schedule of the Sender in question, to comply at all times with numeral 9.1.1 of this clause. In any case, if the Sender fails to meet its delivery or withdrawal schedule, the Sender shall Pay the Transporter the full amount of costs associated to such breaching, including but without being limited to those referred to storage or disposal of the Hydrocarbon, which shall be reported through a provisional notice.

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9.1.3 In case of withdrawals in excess and in defect it is establish that if a Sender withdraws in excess or fails to withdraw its Hydrocarbon at the Points of Exit, pursuant to the current schedule, the Transporter may at its Sole judgment start the following procedure:

9.1.3.1 The Transporter shall offer the withdrawal in defect or a portion of it to other Senders in proportion to the assignment of Capacity in the nomination process in the month of Operation. Each Sender to whom this volume has been offered shall be respond to this offer in the following forty eight (48) hours.

9.1.3.2 As a result of the responses received, according to the offer of numeral

9.1.3.1, the Transporter may make new offerings or assign the withdrawal in defect.

9.1.3.3 Based on the implementation of the procedure, the Senders who will withdraw the volumes in defect shall be determined.

9.1.3.4 The balance of the withdrawals in excess shall be reflected in the volumetric compensation by quality.

9.1.3.5 In no case the Transporter shall be responsible for the Hydrocarbon that a Sender has not withdrawn and as a result of that, the Pipeline had to be evacuated. The Sender that has not withdrawn shall have the exclusive responsibility for all damages and costs caused in the procedures for evacuation that the Transporter has to implement, which shall be informed through provisional notices.

9.1.4 The Transporter shall prepare a monthly balance showing for each Sender, the situation of deliveries and withdrawals in excess or withdrawals in defect. This balance shall be the result of the process of volumetric compensation for quality (CVC)

CLAUSE 10 PRIORITIES IN THE NOMINATION PROCESS

10.1 For purposes of the nomination process the priorities indicated in this clause shall be followed. In the event in which the sum of the volumes requested by the Senders exceeds the effective Transportation Capacity, o when due to the events mentioned in numeral 8.7.2 the effective Transportation Capacity is reduced below the sum of the volumes assigned to the Senders, the Transporter shall calculate the volumes assigned in the Transportation schedule to each Sender according to the following priorities:

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10.1.1 First: Crude of royalties of the State coming from the fields served by the Pipeline. This priority makes reference to a preferred right that Crude Oils from royalties shall have in the nomination process for the preparation of the Transportation schedules. For purposes of this first priority, Crude Oil sold by the State to a Third Party or Sender non-owner, shall not be considered as Crude of royalties of the State.

10.1.2 Second: Nominations of the owners, its parent and subsidiaries.

10.1.3 Third: Nominations of Senders non-owners with Ship or Pay Transportation Contracts.

10.1.4 Fourth: Nominations of Third Parties.

10.2 For Transportation Contracts different than Ship or Pay Contracts in force prior to the enforcement of this Manual, a transitory priority between Third and fourth priority shall be applied.

10.3 Within the Third and fourth priority, the assignment of volumes or the reduction of volumes assigned shall be made at prorate of the capacities of each Sender and the nomination of each Third Party respectively.

CLAUSE 11 REJECTION OF A TRANSPORTATION REQUEST

11.1 The Transporter reserves the right to reject any Transportation request in addition to the reasons mentioned during the nomination process and the Transportation schedule, those coming from a Sender who has breached a Transportation contract, this Manual or any applicable regulations, including but without being limited to:

11.1.1 Delivery of Hydrocarbons without the minimum quality specifications indicated in this Manual.

11.1.2 Failing to deliver sufficient Hydrocarbons to fill in the line in the proportion that corresponds,

11.1.3 Late Payment or no Payment of the rate,

11.1.4 Failing to comply with the Transportation schedule either in deliveries and/or withdrawals.

11.2 The rejection of a request due to any justified event by the Transporter shall not be considered as a breaching of the obligations of the same and this shall be made without prejudice of other actions the Transporter or the owner may have to make effective the any damages that a Sender or a Third Party may have caused.

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CLAUSE 12 QUALITY REQUIREMENTS

12.1 The minimum values of quality that the Crude delivered by the Senders must have to be accepted for Transportation in the Pipeline are:

TEST PARAMETER	VALUE OF THE PARAMETER	TEST STANDARD
Sediment and water or particles	Not to exceed 0.5% in volume	Sediments –ASTM D473 Water – Karl Fisher
API at 60 °F	Higher than 18 degrees API but less than 50 degrees API	D 1298
Viscosity @ temperature of reference	Not to exceed 300 cSt at 30 °C	ASTM D445 or D446
Vapor pressure	Not to exceed 11 lb/square inch Reid Vapour Pressure	ASTM D323
Temperature of reception	Not to exceed 120 °F
Salt content	20 PTB	ASTM D 3230
Point of fluidity	Not higher than 12 °C	ASTM D 93

For specific systems the Transporter defines minimum parameters for quality which are listed in Annex 4 Minimum Quality Specifications by System.

12.2 Quality Certification.

12.2.1 The Sender shall always provide the Transporter a certificate evidencing the characteristics and quality specifications of the Hydrocarbon, which shall be delivered to the Transporter. The certificate referred to in this numeral shall be issued by a company specialized in this matter and independent from the Sender. If the Sender fails to provide the corresponding certificate, the Transporter shall not have the obligation to accept or transport the Hydrocarbon through the Pipeline.

12.2.2 The minimum characteristics of the Hydrocarbon which must be included in the certificate are: Viscosity cST and SSU at 86°F, 100°F and 140°F, gravity API at 60°F, sulfur content, salt content, BSW, Acidity and Point of fluidity.

12.3 Extra costs

12.3.1 The Transporter and the Sender may agree on the delivery of Hydrocarbons with lower characteristics than the minimum required, in which case the Sender shall pay all costs and expenses to improve the Hydrocarbon and to bring it to acceptable Transportation specifications for the Transporter.

12.3.2 The agreement to make this scheme Operational shall be recorded in writing.

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CLAUSE 13 DETERMINATION OF QUANTITIES AND QUALITY

13.1 Measuring equipment and applicable regulations.

13.1.1 Quantity and quality measurements and Hydrocarbon samples delivered or withdrawn shall be conducted by the Transporter or whoever is designated through the measurement systems installed at the node of Entrance and node of Exit; each measuring system installed may include among other things:

13.1.1.1 Calibration unit (Prover) installed and calibrated according to the method “water-draw” (for water distillation) as specified in the Manual API MPMS-4 “Petroleum Measurement Standards”, Chapter 4 “Proving Systems” in the most recent edition.

13.1.1.2 Turbine meters of positive displacement or Coriolis type installed in accordance with Manual API MPM-6 MPMS-4 “Petroleum Measurement Standards”, Chapter 6 “Metering Assemblies Standards” in its last edition. The meters factors shall be derived by calibration using the same standards, taking into account correction by temperature and pressure.

13.1.1.3 A device for continuous sampling as specified in Manual API MPMS “Petroleum Measurement Standards”, Chapter 8 “Sampling” in its last edition. The methods to be used to determine the characteristics of the samples are the following:

- Water (by distillation) ASTM D 4006

- Water by Karl Fisher ASTM D 4377

- Salt content ASTM D 3230

- Sediments (by extraction) ASTM D 473

- Density API 1298

- Sulfur ASTM D 4294

13.1.1.4 A BS&W measuring equipment may also be available by the centrifuge method, following in that case, the proving method ASTM D 4007. The density of samples shall be determined in the event of damage of the density meter or to validate or calibrate the density meter measurements.

13.1.1.5 A density meter for permanent measurement of density.

13.1.1.6 An electronic system for the measurement of flow adjusted to API MPMS, Chapter 21.2 requirements in the last edition.

13.1.1.7 The volumetric correction factor to be applied shall be the one appearing in the last edition of tables 23 and 24 of the ASTM 1250 method.

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13.1.1.8 The calculation of the dynamic and static measurements shall be made in accordance with the current API, Chapter 12 or 4 regulations as it may correspond.

13.1.2 The Transporter shall return to the Sender, measured in those nodes of Exit specified by the Sender, a volume of Crude equivalent to the volume delivered by the Sender and measured at the nodes of Entrance with the following adjustments:

13.1.2.1 Deductions for Identifiable Losses and Non-identifiable losses. The Identifiable Losses and Non-identifiable losses shall be distributed among the Senders according to the provisions in the Procedure for Adjustments for Volumetric Compensation for Quality.

13.1.2.2 Increases or reductions necessary to be made as a result of making adjustments for Volumetric Compensation.

13.2 Accounting for losses

13.2.1 The volume of all Crude Oil losses produced in the system shall be calculated by the Transporter using its best Operational and engineering judgment.

13.3 Process to determine quantities and qualities at the Points of Entrance and Points of Exit.

13.3.1 Quantity measurements and quality sampling of deliveries and withdrawals (including calibration of instruments) shall be the Transporter’s responsibility and shall be made according to the standards and accepted prevailing practices by the API and the ASTM. The installed equipment to conduct measurements and sampling shall be determined by the Transporter.

13.3.2 The Transporter shall ensure to set out adequate measuring and calibration procedures at the nodes of Entrance and nodes of Exit. Calibration of the measuring systems shall be made as required by operating circumstances under the Transporter’s criteria. The calibration factor of the meters shall be effective only after the date of the latest calibration except in case of manifest error in which case the last factor of valid calibration shall be applied.

13.3.3 The Transporter has the responsibility to take two samples of representative Crude Oil according to the API standards and with the adequate volume for each delivery and withdrawal made. The frequency of such sampling shall be determined occasionally by the Transporter based on the continuity of the Crude’s quality among other factors. Samples shall be used for the following purposes:

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13.3.3.1 To determine the quality.

13.3.3.2 The Transporter shall retain a sample for each delivery and withdrawal, which shall be used as a counter-sample. The Transporter shall preserve said sample for a period no longer than 15 calendar days in case there are any claims regarding a specific delivery or withdrawal. After this lapse of time it will not be possible to make any claims in this sense.

13.3.4 Crude volumes that the Transporter shall be committed to transport shall be determined using the measurement systems of the Pipeline following the API and ASTM standards. The Transporter shall ensure the filling in of all official forms for each kind of measurement, which shall contain as a minimum the following information: the date, the readings of the meters or the measures of the storage tank or tanks before starting and upon completion of the deliveries or withdrawals, the API gravity, densities, temperatures, pressures, sediment and water percentages and any other necessary characteristic for its identification. The forms above mentioned constitute documents, which shall be used to make calculations for the Transportation value and the adjustment for volumetric compensation and shall serve as proving documents for any other purpose.

13.3.5 At any time before starting any delivery or withdrawal and in intervals with a frequency not higher than two (2) times per month, the Sender may inspect, through an independent inspector, with previous approval from the Transporter, the accuracy of the results of the measurements and the samples taken to determine the quantity and quality of the Hydrocarbon. The Sender shall bear the cost of said inspection. For this purpose the respective Sender shall notify the Transporter the name and title of the independent inspector at least five business days before the measurement of the corresponding Crude.

13.3.6 The calibration of the measurement equipment shall be made as required by the Operational circumstances or by written request received from a Sender in particular under the Transporter’s judgment. The meters factors shall be updated every time this procedure is conducted. Prior to the calibration of the meters, the Transporter shall notify the Senders the dates in which said calibration shall be carried out so that they if deemed necessary, may be present in the calibration. The meters calibration factor shall be effective only after the date of the last calibration and the parties participating in the calibration shall issue a certificate; otherwise this shall be documented in a letter from the Transporter to the Senders.

13.3.7 Pursuant to API recommendations, testers shall be re-calibrated at least once every five years (from the date of the last calibration) o immediately after any alteration in the measuring section.

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13.3.8 The Hydrocarbon volumes that the Transporter accepts and schedules for its Transportation shall be determined by meters installed in the nodes of Entrance and/or Exit. Notwithstanding the foregoing, the Transporter may use alternate methods included in the API standards. If the static measurement of tanks is used, these must have their measurement approved by the Ministry of Mines and Energy or the competent entity. The tank measurement shall be determined following the current existing standards for such purpose.

CLAUSE 14 VOLUMETRIC COMPENSATION FOR QUALITY

14.1 The Regulations of Volumetric Compensation for Quality is an integral part of this Manual as annex 1 (MECHANISMS OF COMPENSATION OF QUALITY FOR THE MIX OF CRUDE OILS).

14.2 Each of the Senders shall deliver to the Transporter at a Point of Entrance a Hydrocarbon volume which, and only for purposes of Volumetric Compensation for Quality (CVC), shall be valued according to the procedure defined for the Pipeline and in accordance with its particular quality. This quality shall be determined by an independent quantity and quality inspector accepted and recognized both by the Transporter and the Sender.

14.3 Considering that as a result of the Transportation the Hydrocarbons delivered in the Pipeline are mixed without distinction, each Sender shall withdraw at the Point of Exit a volume of Hydrocarbons with a different quality than its Hydrocarbon delivered, except when it has been requested and has been accepted the Transportation of Hydrocarbons in a segregated manner. The quality of this segregated Hydrocarbon shall also be determined by an independent quantity and quality inspector accepted and recognized both by the Transporter and the Senders. This Hydrocarbon shall be assessed only for purposes of Volumetric Compensation for Quality and shall take into account the compensation for quality due to the interfaces occurring when transported with other Crude Oils.

14.4 The Transporter shall apply the mechanism of Volumetric Compensation for Quality defined by the same for the Pipeline which shall have the following main characteristics:

14.4.1 The Senders who have delivered to the Transporter Hydrocarbons with a better quality than the mixed Hydrocarbon withdrawn at the Point of Exit of the Pipeline shall be entitled to compensation in volume, equivalent to the volumes that Senders who have delivered Hydrocarbons of lower quality than the ones withdrawn at the Point of Exit will have to assume. For such purpose, individual qualities of all volumes delivered and withdrawn shall be taken into account as well as the final inventories of the preceding month of Operation and the last month of Operation, with its respective qualities.

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14.4.2 The Volumetric Compensation for Quality shall be internal between the Senders in such a way that the final volumetric balances equal cero and the Transporter shall neither charge nor Pay any volume for this purpose and shall only serve as a mediator, regulator, liquidator and responsible for the volumetric distribution of the compensations.

14.4.3 The Volumetric Compensation for Quality is not part of the Rate and therefore shall not be compensated or will have any variation as a result of this.

14.5 In each month of Operation the Transporter shall make a balance of the existing volumes and qualities at the beginning of the month delivered to the Pipeline, lost, withdrawn and existing at the end of the month, both for the total of Hydrocarbons as well as for individual Hydrocarbons of each Sender.

14.6 The Sender shall hold the Transporter and owner harmless against any cost, action, claim, intended procedures by any Third parties, losses and all damage and obligations incurred and inherent to the mix of Hydrocarbons in the Transportation process and the Volumetric Compensation for Quality.

14.7 In any case the Transporter may modify the mechanism of Volumetric Compensation for Quality contained herein, in the respective annexes and all other documents in connection with the CVC.

14.8 Senders of a specific Hydrocarbon may agree with the Transporter not to apply the Volumetric Compensation for Quality to said Hydrocarbon. The foregoing shall be applicable as long as the Hydrocarbon of other Senders is not affected negatively.

14.9 By agreement between the totality of Senders and the Transporter, it may be decided not to implement the Volumetric Compensation for Quality (CVC) for Crude Oils transported through the system. In this case the Transporter may implement any other mechanism validated with the Senders to carry out the volumetric balances.

CLAUSE 15 BULLETIN OF TRANSORTATION BY THE PIPELINE – BTO

15.1 The Transporter shall implement the Bulletin of Transportation by the Pipeline – BTO – which shall contain as a minimum the following information:

15.2 Information of public access:

15.2.1 General description of the Pipeline

15.2.2 Current rates for each Distance

15.2.3 Value tables or current calculation formulas of Monetary Conditions

15.2.4 Design Capacity of the Pipeline and Nominal Capacity

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15.2.5 Monthly available Capacity of the Pipeline estimated for the next (6) months and annual for the next five (5) years.

15.2.6 Excerpts of this Manual corresponding to connection requests, nomination process and minimum quality requirements of Crude Oil

15.3 Information of exclusive access for Senders and Third parties:

15.3.1 This valid Manual.

15.3.2 Discussion on modifications to the Manual

15.3.3 General information on the programmed maintenance schedule of the Pipeline and other programed activities affecting the effective Capacity during the next six (6) months.

15.3.4 Listing of expansion projects and changes in the Pipeline’s infrastructure

15.3.5 Effective Capacity confirmed for each month of Operation and estimated for the following five (5) months and the corresponding available Capacity for each Distance.

15.3.6 Transportation program for the month of Operation and tentative for the following (5) months for each Distance

15.3.7 Description of the mechanism established by the Transporter and foreseen in the nomination process to assign the available Capacity equitably

15.3.8 Last volumetric balance prepared for the Pipeline.

15.3.9 Daily statistics for the last month of Operation and monthly statistics since the enforcement of Resolution 181258 of 2010 from the Ministry of Mines and Energy on the information on Effective Capacity and Volumetric Balances.

15.3.10 The annual rates and the Monetary Conditions for each Distance from the date of enforcement of Resolution 181258 of 2010 from the Ministry of Mines and Energy.

15.4 The Transporter is no obliged to publish any information of reserved character.

15.5 The Transporter shall provide to Senders and any Third parties interested in transporting Hydrocarbons through the Pipeline as requested, within the following ten (10) calendar days after the request and with previous verification from the Transporter of their Capacity as Sender or Third Party an access password to the information of exclusive character referred to in numeral 15.3 of this clause. The access with a password shall be active while the requestor maintains its Capacity as Sender or Third Party.

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15.6 The Transporter shall communicate any updates, amendments or additions of relevant information in the BTO by means of electronic mail or direct communication to the Office of Hydrocarbons of the Ministry of Mines and Energy and to all those with active access to the information of exclusive character pursuant to the previous numeral.

CLAUSE 16 SPECIAL TRANSPORTATION CONDITIONS

16.1 The Transportation of Hydrocarbons shall be subject to the following conditions:

16.1.1 The Hydrocarbon shall be delivered by the Sender at a Point of Entrance and withdrawn at a Point of Exit.

16.1.2 The Transportation of Hydrocarbon shall be subject to performance of the conditions foreseen in the Transportation Contract, the Manual hereof, its modifications, additions or updates, including its annexes and the applicable regulations.

16.1.3 The Transporter reserves the right to receive or reject a Hydrocarbon that fails to meet the minimum specified values; in case of reception, the Sender shall Pay the Transporter any costs incurred in the analysis and eventual treatment of this Hydrocarbon to place it within the required specifications or to implement the scheme required for its Transportation.

16.1.4 The Transporter reserves the right to require, reject or approve the injection at any other Point in the Pipeline of products such as corrosion inhibitors, depressors of Point of fluidity, friction reducers or any other additive in the Hydrocarbon to be transported. The Sender shall Pay the Transporter all costs incurred in the analysis and eventual treatment of this Hydrocarbon to place it within the required specifications or to implement the scheme required for its Transportation.

16.1.5 The Transporter reserves the right to transport Hydrocarbons delivered by Senders that exceed the limits determined by Transporter for organic chloride, sand, dust, dirtiness, glues, impurities, other objectionable substances or any other compounds with physical or chemical characteristics that, under the exclusive determination of the Transporter may cause that the Hydrocarbon would not be easily transported, may damage the Pipeline or may interfere with the Transportation and the withdrawals. The Sender shall Pay the Transporter all costs incurred in the analysis and eventual treatment of this Hydrocarbon to place it within the required specifications or to implement the scheme required for its Transportation.

16.1.6 The Transporter shall be entitled, with a previous provisional notice, to remove and sell the Crude of any Sender that fails to comply with any of the specifications at its Sole discretion. If the Transporter exercises its right of sale pursuant to this clause, the Transporter shall deduct from the proceeds of such sale all costs incurred by the Transporter with respect to the storage, removal and sale of such Crude Oil. The Transporter shall pay the balance to the Sender.

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16.1.7 The Transporter shall not accept Crude Oil delivered by any Sender if this may cause impairment to the Pipeline of the Crudes or mixtures transported (without consideration of whether or not the Crude Oil meets the minimum quality specifications).

16.1.8 The Transporter acting reasonably and in good faith, shall be entitled to make any changes to the minimum quality specifications of Crude Oil in accordance with operating practices, which may be necessary or pertinent, including but without being limited to, prevent material damage or the material degradation of the effective Capacity of the Pipeline in order to prevent any personal injuries or damage to the property or the environment.

CLAUSE 17 REGULATIONS FOR THE TRANSPORTATION OF SEGREGATED HYDROCARBON

17.1 With a previous request from the Sender or Third Party, the Transporter may accept the Transportation of segregated Hydrocarbon to the extent that this is a technical and economically viable alternative. The Transportation of segregated Hydrocarbon cannot change the scheme set out in clause 10 and shall be conducted pursuant to the provisions in this Manual.

17.2 As a consequence of the foregoing, the Transporter shall inform the Sender its disposition to start the Transportation of segregated Hydrocarbon. The Transportation of segregated Hydrocarbon shall be subject to the nomination process set forth in this Manual.

17.3 Any additional charges for Transportation of segregated Hydrocarbon shall be borne by the Sender or Third Party requesting the service, and it will be taken into account, including but without being limited, any costs and damage caused to the Transporter, owner or other Senders.

CLAUSE 18 RISKS AND RESPONSIBILITY

18.1 The Transporter shall exercise custody on the Hydrocarbon from the time the Sender or whoever the Sender designates, delivers it at the Point of Entrance and until the Point of Exit.

18.2 Neither the Transporter nor the owner shall be responsible for the consequences of failing to comply with the deliveries and withdrawals generated by the Sender in the Transportation program, commitments of operators and/or Transporters of Transportation systems connected to the Pipeline.

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18.3 The Transporter shall not be responsible for any damage or deterioration that a Hydrocarbon delivered by a Sender may suffer, such as contamination with strange materials, contamination by contact of different types of Hydrocarbons if the damage or deterioration is due to Justified Events. In the event any of the cases previously mentioned occurs, and one or more Senders are involved, all the Hydrocarbons affected shall be prorated between the Senders in proportion to the ownership of each of the Hydrocarbons involved, without prejudice of any indemnities afterwards which may be applicable between the Senders affected. The Transporter shall prepare the information corresponding to the volume of Hydrocarbon affected and the proportion corresponding to each Sender.

18.4 The Transporter shall be responsible for the Transportation service, for any losses, damage or deterioration that the Hydrocarbon may suffer. The Transporter shall be released from any responsibility in the Justified Events and the Transporter is not incurring in any gross negligence.

18.5 Any damage or prejudice caused to the Transporter by virtue of failing to comply with the regulations contained in this Manual by any Sender shall be the responsibility of the Sender who shall indemnify the Transporter for such damage or prejudice.

18.6 Hydrocarbons delivered by each Sender and transported through the Pipeline may vary in their quality as a result of the mix with other Hydrocarbons. Except for events in which segregated Hydrocarbons are transported, the Transporter shall not have any obligation to return at the Point of Exit a Hydrocarbon of the same quality as the Hydrocarbon delivered for its Transportation at the Point of Entrance. The adjustments of Volumetric Compensation for Quality shall be applied to the transported mixed Hydrocarbons.

18.7 In the Transportation of Hydrocarbon mix and Hydrocarbon segregated through the Pipeline, contamination fronts are generated. All Senders of the Pipeline shall accept as withdrawn volume, a portion of the contamination fronts generated in the Transportation through the Pipeline. If the Sender requires some special conditions for the Transportation of a Hydrocarbon, these shall be agreed with the Transporter who reserves the right to accept them and require the Sender to bear all costs associated to such conditions.

18.8 The following shall be considered in the Transportation of Hydrocarbon mix and Hydrocarbon segregated through the Pipeline:

18.8.1 The Hydrocarbon of higher quality with respect to the Hydrocarbon of lower quality shall always be degraded in the contamination fronts.

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18.8.2 The Transporter shall estimate a maximum volume corresponding to the contamination fronts and shall be responsible to comply with this value.

18.9 The Transporter is obliged to return the Sender and the latter to withdraw at a Point of Exit, the volume of equivalent Hydrocarbon upon application of the mechanism of Volumetric Compensation for Quality.

18.10 The Senders and Third parties shall indemnify and hold the Transporter and the owner harmless against any costs, claims, litigations, judicial or extra-judicial action, and decisions of any kind, which may be brought against the Transporter or owner, and in general by any procedure intended by any Third parties.

CLAUSE 19 FILLING THE PIPELINE OR FILLING THE LINE

19.1 It is the necessary volume to fill the Pipeline between the initial pumping station and the final station, the non-pumping bottom of the storage tanks of the Pipeline, and all installations, tubes, equipment, pumping and measuring accessories.

19.2 For the Pipeline Operation, the Transporter may request to each Sender, including the ANH, to deliver to the Transporter the necessary quantity of Hydrocarbon to fill in the line of the Pipeline. The participation of each Sender in filling in the line shall be determined by the Transporter based on criteria such as: Ownership of the Pipeline and Contracted Capacity.

19.3 The Transporter shall determine at its judgment the Day in which each Sender shall deliver its proportional participation in filling the line of the Pipeline, and shall communicate the corresponding volume indicating the date of delivery.

19.4 The Hydrocarbon delivered by the Senders to fill in the line of the Pipeline shall not be withdrawn from the Pipeline without the previous authorization from the Transporter. Without prejudice of the foregoing, the Sender shall not lose the ownership of the Hydrocarbon remaining in the Pipeline.

19.5 When segregated Hydrocarbon is transported, it shall be understood that the ownership of the filling of the line of the Pipeline varies according to the volumes of segregated Hydrocarbon present in the Pipeline at a given time. Without prejudice of the foregoing, the Sender shall not lose the ownership of the segregated Hydrocarbon remaining in the Pipeline.

CLAUSE 20 HANDLING LOSSES IN THE PIPELINE

20.1 The identification and handling of losses in the Pipeline shall be carried out as follows:

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20.1.1 All identifiable losses of mix or segregated Hydrocarbon not attributable to the Transporter as per numeral 18.4 shall be assumed by the Senders of the mix or segregated Hydrocarbon according to the calculation made by the Transporter based on the Operational parameters and formalized in the CVC. In this sense, the Senders accept the liquidation made by the Transporter.

20.1.2 The report prepared by the Transporter shall be considered as the basis to calculate the identifiable losses, indicating the Operation conditions of that day, time, place, causes, deliveries, dispatches, withdrawals, mix or segregated Hydrocarbon, recovered and lost and determined after the filling of the line and the restarting of the pumping.

20.1.3 Non-identifiable loses are understood only those losses during Transportation to which its cause cannot be determined with precision throughout the process, from the Points of Entrance to the Points of Exit, including but without being limited to the following:

•	Stops/ starts of the Pipeline
•	Illegal extractions non-detected
•	Faults in the meter factors
•	Volumetric contractions
•	Leakages/passes in the valves
•	Evaporation
•	Escapes
•	Inherent uncertainties on the measurement systems and associated instrumentation
•	Inherent uncertainties of laboratory analysis associated to the calculation of volumes
•	Propagation of inherent uncertainties of the procedures set out at the international level for the calculation of volumes by static and dynamic measurement.
•	Handling loses inherent to the Pipeline

20.1.4 The Transporter shall calculate these losses each semester in such a manner that the semester calculation reflects the real losses occurring during each semester. The average semester of all losses shall be up to cero Point five percent (0.5%) of the deliveries of the period. This calculation shall be made by means of balances that the Transporter shall carry out at the beginning of each calendar month with respect to the previous calendar month, which shall reflect the deliveries and withdrawals, the inventory movement and the identifiable losses, if there are any, to be calculated each semester.

20.1.5 In the case of mix Hydrocarbon, the Non-identifiable Losses of the semester shall be assumed by each of the Senders at prorate of the deliveries of the period.

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20.1.6 In the case of segregated Hydrocarbon, the Sender of the segregated Hydrocarbon shall assume the Non-identifiable losses of the semester.

20.1.7 In the event that Non-identifiable losses exceed cero Point five percent (0.5%) of the deliveries, calculated each semester, the Transporter shall inquire on the possible causes in order to take the corrective actions immediately.

20.1.8 The calculation procedure of losses in the Pipeline shall be governed by the provisions in this clause and the current Compensation Mechanism for Quality for the Mix of Crude Oil.

20.1.9 Non-identifiable losses equal or less than 0.5% monthly shall be distributed according to the value in US dollars of the deliveries by each Sender of the calendar month in which they were detected or the calendar month in which they are reported.

20.1.10  Identifiable losses are distributed according to the value in US dollars of the deliveries by each Sender on the calendar month in which they were detected

CLAUSE 21 CLAIMS

21.1 Any claim by a Sender or Third Party in connection with the Transportation service of Hydrocarbons shall be resolved pursuant to the internal procedures of the Transporter and the applicable regulations. These claims shall be delivered to the Transporter’s Operational area and they shall conduct the respective internal procedure and shall communicate the result to the Sender.

21.2 For claims regarding the quantity or quality of Hydrocarbons, these shall be presented in writing at the latest within fifteen (15) calendar days after the date of delivery or withdrawal of the Hydrocarbon or the date in which the report for the Volumetric Compensation for Quality is issued. The claim shall be justified within the following thirty calendar days after being presented.

21.3 If the Sender does not present its claim, or if made extemporaneously, or if it is not duly and timely justified, it shall mean the acceptance by the Sender of the Hydrocarbon delivered or withdrawn or the Volumetric Compensation by Quality, as the case may be.

CLAUSE 22 SANCTIONS TO OPERATING AGENTS FOR NON-PERFORMANCE OF THE TRANSPORTATION SCHEDULE

22.1 Each of the nominations made by Senders and Third parties shall constitute their commitment to comply with the delivery and withdrawal schedule with quantities and flow rates previously agreed between the parties.

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22.2 For the Operation of the Pipeline the following particular provisions shall be taken into account to apply the following sanctions depending on the type of Sender:

22.2.1 Sender with Contracted Capacity in Firm:

22.2.1 If by any reason the delivery is less than 95% or more than 105% of their Scheduled Capacity, the Sender shall Pay:

22.2.1.1.1 The Transportation fee for volumes delivered when they are higher than the Contracted Capacity in firm. When they are equal or less the Sender shall Pay Transportation fee on the Contracted Capacity in firm.

22.2.1.1.2 The Transporter may decide to charge the Sender a sanction equivalent to 5% of the Transportation Fee of the Scheduled Capacity.

22.2.1.2 If by any reason, delivery is between 95% and up to 105% of its scheduled Capacity, the Transporter shall charge the Transportation fee for volumes delivered when these are above the Contracted Capacity in firm. When they are equal or less the Sender shall pay the Transportation fee on the Contracted Capacity in firm. In this case there shall not be any sanction, without prejudice of the application of other types of sanctions.

22.2.2 Sender without Contracted Capacity in firm:

22.2.2.1 If by any reason, the delivery is less than 95% or more than 105% of its scheduled Capacity, the Sender shall Pay:

22.2.2.1.1 The Transportation fee for volumes delivered

22.2.2.1.1 The Transporter may decide to charge the Sender a sanction equivalent to 5% of the Transportation Fee of the Scheduled Capacity.

22.2.2.2 If by any reason, delivery is between 95% and up to 105% of its scheduled Capacity, the Transporter shall charge the Transportation fee for volumes delivered. In this case there shall not be any sanction, without prejudice of the application of other types of sanctions.

22.3 For the second and all faults thereafter occurring in a twelve month period counted from the date of occurrence of the last fault, sanctions shall be 10%, without prejudice of other types of sanctions as the may be applicable.

CLAUSE 23 HYDROCARBON AFFECTED BY LITIGATION

23.1 Any Sender or Third Party is in the obligation to notify in writing before delivery to the Transporter, if the Hydrocarbon being the purpose of the Transportation request is being affected by any encumbrance, claim or litigation both judicial and extra-judicial.

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23.2 The Transporter reserves the right to either accept or reject any Hydrocarbon being affected under the terms abovementioned. Without prejudice or the power mentioned, the Transporter shall coordinate with the Sender possible action plans in order to ensure the rights acquired by the Senders regarding the Owner’s Capacity and/or Contracted Capacity in firm.

23.3 In case of accepting its Transportation, the Transporter may request to the Sender the presentation of a bond at satisfaction of the Transporter to cover any damage which may be caused to the Transporter, the owner, to other Senders and Third parties as a result of the Transportation.

23.4 Likewise, the Sender shall indemnify and hold the transported and the owner harmless under the terms set out in the clause of Risks and responsibility.

CLAUSE 24 INVESTMENTS IN THE PIPELINE

24.1 Regarding any requests made to the Transporter to carry out any works and additional investments to those made in the Pipeline by the Transporter or the owner, the following provisions shall be considered:

24.1.1 Whoever is interested or needs the execution of works for the construction, adaptation, expansion, connection and/or addition of assets and facilities required, as a result of the Transportation of Crude Oil through the Pipeline, shall request it (hereinafter the “Proposal”) to the Transporter with due justification and indicating the needs and specifications of the works to be carried out.

The Transporter shall indicate whether or not the Proposal meets and/or is in accordance with the safety, and environmental requirements as well as the technical, commercial, legal and engineering aspects in connection with the Pipeline and the common practices of the industry in general in Colombia.

24.1.2 The Proposal submitted to the Transporter under the previous terms shall:

Include all relevant details, including but without being limited to, a(1) the necessary additional infrastructure and the modifications to be made on the existing infrastructure, (2) the estimated costs, (3) the time schedule for construction of the works and start-up of the services associated to these works, (4) all estimated operating and maintenance costs considered during the service associated to these works and (5) basic engineering;

The Proposal shall be addressed to the Transporter through the legal representative of the person interested, for consideration and analysis of the Transporter during a lapse not to exceed 60 calendar days counted after the following day of submission of the Proposal with all the information required.

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24.1.3 As a result of the analysis conducted, the Transporter shall determine whether or not the Proposal is accepted, or if conditioned totally or partially, if executed directly, or through a person designated by said Transporter, as well as the scope of the investment and all other aspects relevant to the Proposal.

24.1.4 If the new infrastructure modifies the Effective Capacity, the Senders or Third parties participating in the Proposal may enter into a Ship or Pay Transportation Contract to contract a portion of the new Capacity. In the case of the Capacity corresponding to the Transporter or Owner given the scope of the Proposal, this shall be considered as Owner’s Capacity.

24.1.5 No one may carry out any constructions, connections or adaptations in the Pipeline without the previous written agreement duly signed by the Transporter’s representative.

CLAUSE 25 SOLE RISK PROPOSALS

25.1 Proposals made to be carried out at the Sole and exclusive Risk or Senders or Third parties (hereinafter, “Sole Risk Proposal”) shall only be executed upon completion of the process indicated in clause 24 with the decision that the Transporter will not participate initially in the Proposal.

25.2 The Sole Risk Proposal shall cover the same aspects as the Proposal presented in accordance with clause 24. In any case, all Sole Risk Proposals shall meet the technical specifications in terms of measurement, the applicable determinations of quality and safety and the regulations of this Manual, and shall have the respective licenses, and required permits by the competent authorities as well as compliance with the provisions that regulate the acquisition of lands and any other applicable regulations.

25.3 For this purpose the following shall be taken into account:

25.3.1 Presentation of the Sole Risk Proposal: The interested Party shall request authorization for the Sole Risk Proposal submitting all the necessary documentation for its study. The Transporter shall verify compliance with the regulations on these matters and may request any clarifications or details regarding the information. The response accepting or rejecting the request for the Sole Risk Proposal shall not exceed a term of three (3) months from its reception, without including in this term the time necessary to submit and respond any clarifications or details requested by the Transporter.

25.3.2 Participation of the Transporter: At any time during the approval, design, construction and start-up of a Sole Risk Proposal, the Transporter may express its intention to participate in it. The proportion and conditions in which the Transporter shall participate shall be determined by common agreement between the parties. If no agreement is reached between the parties, the mechanisms set out in clause 27 (Settlement of Controversies) shall be applied.

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25.3.3 Conditions for the Execution: The Transporter may deny the authorization for the implementation of the Sole Risk Proposal duly justified, including but without being limited to, safety, technical, Operational or Capacity reasons, alleging they may affect the integrity of the Pipeline or the Operation of other Senders or by disposition of the competent authority. The Transporter shall not be in the obligation to provide the Transportation service until the execution of the Sole Risk Proposal fulfills the requirements established in the Manual, the applicable engineering standards, the Transporter’s provisions and requirements and any other applicable regulations. In the case of associated systems to the Pipeline, the Sender shall not modify the facilities or its way of Operation without the Transporter’s authorization.

The Transporter reserves the right to carry out the construction, administration, Operation and maintenance totally or partially of the Sole Risk Proposals and shall define the scope of its participation. The costs implied thereto shall be borne by the Sender or Third Party presenting the Sole Risk Proposal. The Sender and the Transporter may freely agree on the means for financing and Payment.

25.3.4 Indemnity: Any Sender or Third Party participating in the execution of the Sole Risk Proposal shall indemnify and hold the Transporter and owner harmless under the terms set forth in the Risks and Responsibilities clause.

25.3.5 Bonds and Insurance: the Transporter and the interested Senders in the Sole Risk Proposal shall obtain the necessary bonds and insurance to cover any Risk derived from the Sole Risk Proposal under terms reasonably acceptable for the Transporter, without prejudice of obtaining all other bonds and insurance requested by the Transporter.

25.3.6 Property, financing and Operation of the Sole Risk Proposal: For those investments that somehow change the existing infrastructure of the Pipeline and if the Operation affects the functioning of the same, the ownership shall belong to the Transporter or the owner. In this case the Transporter and the Sender or Third Party executing the Sole Risk Proposal, shall agree on the mechanism for amortization.

All funds required to undertake the execution of the Sole Risk Proposal shall be procured, obtained and guaranteed by the Senders or Third parties participating in the Sole Risk Proposal, and under no circumstances neither the Transporter nor the owners or any other Sender shall be affected by the financing instruments that the Senders or Third parties participating in the Proposal adopted by, or as a result therefrom.

25.3.6.1 If the new infrastructure modifies the effective Capacity, the Senders or Third parties participating in the Sole Risk Proposal may enter into a Ship or Pay Transportation contract to contract a portion of the new Capacity. In the case of the Capacity corresponding to the Transporter or owner given the scope of the Sole Risk Proposal, it shall be considered as an owner’s Capacity.

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25.3.6.2 The Transporter shall facilitate to the Senders or Third parties that will execute or have executed the Sole Risk Proposal the access to their own infrastructure. Without prejudice of the foregoing, the Senders or Third parties that have executed a Sole Risk Proposal shall ensure to the Transporter or owner that the Transportation Capacity of the latter shall not be affected by the execution of the Sole Risk Proposals. In any case, if the Capacity of the owner or Senders is affected as a result of the execution of the Sole Risk Proposal, the Sender(s) and Third parties that have executed it shall be liable and indemnify the owner and all other Senders.

25.3.7 Information: The Senders and Third parties participating in the Sole Risk Proposal shall provide the Transporter all the information arising from the design, construction, implementation, adaptation, expansion, connection, addition of assets and facilities, and the start-up of services associated to the Sole Risk Proposal.

CLAUSE 26 PROCEDURES FOR COORDINATION OF OPERATIONS, COMMUNICATIONS AND EMERGENCY ASSISTANCE

26.1 Communications and all other aspects associated to the coordination of the activities related to the Manual hereof, shall be attended by the operating area of the Transporter. These communications may be directed through field representatives of the Transporter or processed directly by personnel of the operating coordination in the Transporter’s Offices.

26.2 Meetings shall be held, depending on the requirements from the parties, in which the Transporters and the Senders shall participate in order to review compliance with the Transportation schedule under execution and review the Transportation plan. In these meetings aspects impacting the Transporter’s Operation shall be reviewed and aspects or interest for the Senders shall be disclosed.

26.3 With a monthly frequency, in the Third week of the calendar month after the month of Operation the exercise of volumetric compensation for quality shall be conducted.

26.4 The Transporter has available a Contingency Plan that compiles the structure and required procedures to assist in any type of emergencies which may affect the integrity of people, the environment or the infrastructure. To provide assistance with emergencies the Transporter applies a System Model Command of Incidents, which contemplates different flows of horizontal and vertical communication required to ensure an effective notification and response preparation to the event.

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26.5 In the assistance of emergencies, the Transporter’s Operations and maintenance personnel participates, as well as personnel from corporate support to contribute in the handling of communications and the required logistics support by the assistance group.

26.6 Likewise, the Transporter has agreements with different authorities and emergency assistance bodies at the local, regional and national level as complement to its internal assistance equipment. This is complemented with agreements established with companies from the sector to provide support and mutual assistance before any event, in order to mitigate any emergency impact.

CLAUSE 27 SETTLEMENT OF CONTROVERSIES

27.1 In the event of occurrence of any conflict or disagreement in connection with the Manual hereof or the Transportation service, it shall be initially resolved by a representative duly authorized from each of the parties within thirty (30) days following the notification issued by the Party who considers the existence of a disagreement and effectively received by the other Party.

27.2 If, after the thirty (30) days abovementioned, the disagreement continues totally or partially, the parties shall rely on any alternative mechanism to settle conflicts contained in the Colombian legislation.

CLAUSE 28 VALIDITY

28.1 The validity of this Manual is the date of its disclosure which shall be made through a publication in the Transporter’s website.

CLAUSE 29 ADDITIONS AND MODIFICATION

29.1 The Transporter may carry out additions or modifications to this Manual, pursuant to the provisions in Resolution 18-1258 of July 14, 2010 from the Ministry of Mines and Energy as substituted or amended.

CLAUSE 30 APPLICABLE LEGISLATION

30.1 This Manual is governed in all its parts by the applicable regulations of the Republic of Colombia.

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ANNEX 1: MECHANISMS OF QUALITY COMPENSATION FOR THE MIXTURE OF CRUDE OIL

ADJUSTMENT PROCEDURES OR VOLUMETRIC BALANCES

The Transporter shall conduct the volumetric balance with a monthly frequency in order to establish the volumes injected by each Sender to the Pipeline, the identifiable losses, the Non-identifiable losses, consumptions, inventory variations, and any adjustments for quality if the latter is applicable.

1.	LOSSES

For purposes of the procedure hereof, the provisions set out in the Manual of the Transporter for handling Losses in the Pipeline and in the annex hereof shall be applied.

2.	CRUDE OIL CONSUMPTION

The Transporter assumes the totality of costs for consumption of Crude Oil.

3.	VOLUMETRIC COMPENSATION FOR QUALITY – CVC

3.1
When Crude Oils are delivered to the Pipeline of different quality and from different Senders, the result shall be a Crude Oil with different characteristics of quality and market value than the Crude Oil delivered to the Pipeline by each of the Senders. Due to different qualities of Crude Oil delivered to the Pipeline, some Senders shall withdraw Crude of higher value than the Oil delivered while others shall withdraw Crude Oil with less value than the Oil delivered to the Pipeline.

In order to make equitable adjustments between the Senders of the Pipeline by the differences in value resulting for differences in quality of Crude Oils delivered I the Pipeline, a procedure of volumetric compensation for quality shall be established (“CVC” in Spanish).

The purpose of the CVC is to establish a system to compensate Senders for the degradation or improvement of the Crude Oil withdrawn compared with the Crude delivered. The Sender withdrawing a Crude o lower quality than the Crude delivered shall be compensated with a higher volume. The Sender withdrawing a Crude with higher quality than the Crude delivered shall compensate others Senders of better quality accepting a lower volume. At any rate, the sum of debits and credits by CVC for all Senders shall be cero.

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At any node of Entrance of the Pipeline where two or more Crude Oil flows merge in order to be transported, a volumetric compensation for quality shall be established on the resulting mix.

3.2	SAMPLING AND SYSTEM MEASUREMENT

For purposes of the procedure hereof, the provisions in the Manual of the Transporter shall be applied for measurements in the Pipeline.

3.3	CVC PROCEDURES

The Transporter set out detailed procedures for the CVC following the guidelines established hereto.

3.3.1
The Transporter shall administer the CVC process and the Senders may audit the process or request reviews thereto as long as the Transporter is timely informed and a working plan is coordinated between the parties.

3.3.2	The Transporter shall establish monthly the coefficients for adjustments of quality and sulfur pursuant to the criteria established herein.

3.3.3	The CVC shall be settled in kind.

3.3.4	The Transporter shall make monthly adjustments to the corresponding volume of Crude to each Sender, based on the coefficients of adjustment for quality.

For any month of Operation the corresponding quantity of Crude of each Sender shall be:

(a)	Reduced if such Sender of the Pipeline delivers Crude of lower quality than the average quality of the mix,

(b)	Increased if said Sender of the Pipeline delivers Crude of ah higher quality than the average quality of the mix.

3.3.5
At the latest on the 15th day of the calendar month following the Operation, Senders shall report to the Transporter the export prices, the API gravity and the sulfur content of its Crude for the Month of Operation.

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3.3.6	Each month of Operation the Transporter shall measure the volumes delivered by the Senders and shall determine the weighted average for the quality parameters of Crude Oils delivered.

3.3.7
The Transporter shall calculate the adjustments to the volume for each Sender and shall determine the Crude volume that corresponds. No adjustment in the volume as a consequence of the CVC shall affect the Transportation fee that a Sender shall Pay to the Transporter.

3.3.8	Senders acknowledge that adjustments to their Crude volumes to be withdrawn as a result of these principles and procedures of the CVC may affect the volume of Crude Oil for a withdrawal afterwards.

3.3.9	Senders are entitled to review the Transporter’s calculations regarding the adjustments by CVC and the due application of this procedure.

The parties may jointly review:

(a)	The appropriateness of the Crude Oil reference basket regarding their terms of quality.

(b)	The information on prices available to the public.

(c)	The calculations of the coefficients and the volumes adjusted.

3.3.10
A data base for the API gravity shall be developed and sulfur content for Crude delivered from reliable samples of laboratory of Crude Oil flows. The quality data of Crude Oil must comply with the following criteria:

The API gravity and the sulfur content on the data base of the Crude quality are representative of the current qualities of Crude which is being delivered.

The variability of the API gravity and sulfur is within an allowed tolerance to be determined by the parties. Analyses of sulfur content shall be conducted based on a schedule agreed by the parties after the beginning of the Fiscal Year.

3.4	METHODOLOGY FOR CRUDE OIL VALUATION

By means of using the Crude Oil basket of reference the variation of price shall be determined regarding the API grade and sulfur content for Crude Oil delivered. The method is based on the use of the linear regression of prices of a Crude Oil basket of reference delivered in the coast of the Gulf of The United States of America with API gravity and sulfur content.

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3.4.1	BASKET OF REFERENCE FOR CRUDE OIL

The basket of Crude Oil to be used shall always include a minimum of ten (10) Crude Oils. The basket of reference for Crude Oil with prices and qualities historically recognized shall be used to determine the coefficients of adjustment for API grade and sulfur content. The price information of the basket shall be continuously available from sources open to the public for each Crude Oil of reference. Prices reported used in the basket of Crude Oil of reference shall be obtained from independent price information services recognized by the industry and shall come from real Operations.

This basket provides a range of qualities to develop the coefficients for the regressions and therefore cover the flows that may be injected to the Pipeline. The initial basket of Crude Oils to be used is the one established in table I of this procedure which may be reviewed by common agreement between the Transporter and the Senders.

3.4.2	CALCULATION OF CRUDE OIL PRICES FOR THE BASKET IN THE COAST OF THE GULF

All price quotes of Crude Oil for a common location in the Coast of the Gulf of The United States of America shall be adjusted.

All prices of Crude Oil of reference shall be adjusted with respect to the location and based on the availability of price information according to the following list:

1.	FOB quotation

-	Transportation to the Coast of the Gulf of The United States of America is added using the appropriate vessel size.

-	Customs Tariffs, Oil pollution Liability Insurance, “Superfund” taxes are included and others as appropriate.

2.	CIF quotation

-	Customs Tariffs, Oil pollution Liability Insurance, “Superfund” taxes are included and others as appropriate.

3.	Crude Oil delivered by the Pipeline

-	Any Pipeline fee is added if necessary

-	“Superfund” is included and other fees/tariffs as appropriate.

Tables II to IV of this procedure show examples for calculation of basket Crude prices delivered in the Gulf Coast.

3.4.3	LINEAR REGRESSION FOR PRICES, GRAVITY AND SULFUR

To determine API gravity and sulfur coefficients linear regressions shall be run using the minimum square method.

Operation and Transport Regulations
 Version 1

First the arithmetic average is calculated for prices of the basket of Crude Oils of reference delivered in the Gulf coast for three months. The cumulative average for three months shall be calculated at the closing of the settling month using the prices for the settling month and the two (2) previous months prior to the settling month (See 1 in table V).

To determine the API gravity coefficient, a linear regression analysis shall be performed using the three months average of Crude prices from the basket calculated in the paragraph above as the dependent variable. Likewise, the API gravity and sulfur content is used for each Crude Oil of reference as the independent variables. The formula to be used makes a regression of the price as a function of API gravity and sulfur simultaneously (See 2 in table V).

To determine the sulfur content a linear regression analysis shall be conducted using the three month average of Crude prices from the basket calculated in the previous paragraph as the dependent variable. Likewise, the API gravity and sulfur content is used for each Crude Oil of reference as the independent variables. The formula to be used makes a regression of the price as a function of API gravity and sulfur simultaneously (See 3 in table V).

The results of the determination of the linear relation between the price delivered and the API gravity and sulfur content may be stated in the following lineal equation:

Y  = A1* X1+ B* X2 + b

Pr = A1* APIR+ B*SR + b   (1)

Where:

PR = Crude price in $/Bbl

A1 = API gravity coefficient determined through linear regression in $ by grade API-Bbl

APIR = Independent variable of API gravity

B = Sulfur coefficient determined through linear regression in $/%S-Bbl (negative number)

SR = Independent variable of sulfur content

b = Y interception determined from the linear regression in $/Bbl.

3.4.3	ADJSUTMENT OF VOLUMES FOR SENDERS (TABLE VI)

After obtaining the API and sulfur coefficients, a volumetric adjustment shall be calculated to conciliate differences between the quality of each Sender and the mix transported. The quantity to be adjusted for each Sender is determined as is follows:

Operation and Transport Regulations
 Version 1

The relative value of Crude Oil for each Sender shall be calculated at the Point of Entrance. To obtain this, the API gravity of Crude from each Sender is multiplied by the API coefficient obtained in the regression and then adding to this result, the multiplication of the sulfur percentage of Crude from each Sender by the sulfur coefficient obtained in the regression. See table VI in the column – Relative value of Crude $/BBL

The relative value of the mix transported is calculated with the data of the relative value of each Crude Oil from all Senders. This value is obtained calculating the weighted average of the relative values of each Crude Oil multiplied by the volume delivered by the Sender. (See (1) table VI

After this, the average export price of the mix must be obtained with the data from exports of all Senders in the month in which the adjustments are made. (See (2) in table VI

To obtain the calculated price, the difference between the relative value of each Crude Oil and the relative value calculated for mix (1) must be obtained, and add this difference to the average export price of the mix.

Then, the quantity delivered by the Sender is multiplied by its calculated price and this product is divided between the average export price of the mix, obtaining as a result the total adjusted volume by Sender.

The volume to be adjusted shall be the difference between the total adjusted volume by Sender and the volume delivered by a Sender to the Pipeline.

The sum of volumes to be adjusted from all Senders must be cero.

The Transporter shall run the linear regression using a spreadsheet such as Excel. The Transporter shall document the statistical results of the linear regression so that the information can be provided to any Sender upon request.

Operation and Transport Regulations
 Version 1

Table I

Reference Crude Basket

Degree	Origin	API, °	Sulfur%	Source for Pricing	BBL/MT
Arab Light	Saudi Arabia	33.2	1.9	Argus, Formula	7.34
Arab Medium	Saudi Arabia	30.5	2.4	Argus, Formula	7.22
Arab Heavy	Saudi Arabia	27.6	2.8	Argus, Formula	7.09
Castilla	Colombia	18.8	2.0	Platts	6.70
LLS	US Gulf Coast	36.2	0.3	Argus	7.47
Mars	US Gulf Coast	28.0	2.1	Argus	7.15
Maya	Mexico	21.1	3.5	Argus	6.80
Napo	Ecuador	18.0	2.3	Platts	6.66
East	Ecuador	24.0	1.2	Platts	6.93
Vasconia	Colombia	26.5	0.9	Platts	7.04

Table II

Illegible Information

Table III

Illegible Information

Table IV

Illegible Information

Operation and Transport Regulations
 Version 1

Table V

Linear regression of prices, API gravity and sulfur – August 2010 Closing Example

	API	Sulfur	JUN-2010	JUL-2010	AUG-2010	Average of 3 previous months (1)
Arab Light	33.2	1.9	77.60	76.26	76.29	76.72
Arab Medium	30.5	2.4	75.84	74.59	74.62	75.02
Arab Heavy	27.6	2.8	74.34	73.32	73.25	73.64
Castilla	18.8	2.0	69.84	69.20	69.20	69.41
LLS	36.2	0.3	78.94	78.84	79.79	79.19
Mars	28.9	2.1	74.63	74.18	74.35	74.39
Maya	21.1	3.5	66.27	67.47	68.65	67.46
Napo	18.0	2.3	69.56	69.02	69.08	69.22
East	24.0	1.2	72.12	71.93	72.15	72.07
Vasconia	26.5	0.9	74.93	75.89	75.29	75.37

(2) API, $/API-BBL Coefficient	0,495

(3) Sulfur, $%S-BBL	(1,191)

Table VI

Adjustments of volumes for senders – August 2010 example

Bank of Quality Coefficients

API Coefficient	(0.50)
Sulfur Coefficient	(1.19)

Sender	Volume injected by sender MBBL/mo	API in the injection point	Sulfur in the injection point	Relative value of the crude S$/BBL	Calculated Price $/BBL	Total Volume adjusted by sender MBBL/mo	Volume to adjust MBBL/mo
Sender A	900	31	0.5	14.75	77.97	935	36
Sender B	1,200	26	1.0	11.69	74.90	1,195	(2)
Sender C	600	20	2.0	7.53	70.74	566	(34)
Total	2,700					2,700	-

(1)	Relative value calculated for mix	11.79
(2)	Average price of exportation of mix, August 2012	75.00

Operation and Transport Regulations
 Version 1

ANNEX 2: DEFINITION OF STANDARD BARRELS PER SYSTEM

Operation and Transport Regulations
 Version 1

ANNEX 3: DESCRIPTION OF THE SYSTEMS

See File Annex 3 attached. Description of the Systems.

Operation and Transport Regulations
 Version 1

ANNEX 4: MINIMUM SPECIFICATIONS OF QUALITY PER SYSTEM

Operation and Transport Regulations
 Version 1

*, **, *** : for Crude

ANNEX 2

ECOPETROL
MANAGEMENT GUIDELINES FOR RECEIVABLES SERVICES
ECP-UTE-G-008

ECOPETROL	MANAGEMENT GUIDELINES FOR RECEIVABLES SERVICES	ECP-UTE-G-008

TABLE OF CONTENTS

1.	OBJECTIVE
2.	GLOSSARY
3.	GENERAL CONDITIONS
3.1	Commercial Principles for Credit and Receivables Management
3.2	Analysis of Credit Quality of the Client
3.3	Internal Rating by ECOPETROL
	3.3.1	Guidelines for the Analysis of the Client
	3.3.2	Modalities in which Payments can be Made
	3.3.3	Clients with Acceptable Guarantee Created for Purchase
	3.3.4	Clients of Leasing
3.4	Process for Approval of a Line of Credit by ECOPETROL
	3.4.1	Credit application
	3.4.2	Determination of the Credit Quality of the Client
	3.4.3	Officers Authorized for the Analysis and Consideration of Lines of Credit
	3.4.4	Amounts above the Ceiling Approved in Lines of Credit
3.5	Acceptable Guarantees
3.6	Follow-up
3.7	Managing the Relation with the Client that Buys on Credit
	3.7.1	Sale Prices and Terms
	3.7.2	Claims and Discrepancies in Invoicing
3.8	Collection of Receivables
3.9	Guarantees Delivery and Custody
3.10	Late Interests
3.11	Collections Management
	3.11.1	Starting Legal Actions to Collect Overdue Balances
	3.11.2	Modifications in the Long Term
3.12	Restructuring by General Agreements
3.13	Provision for Accounts Receivables
3.14	Receivables Write-offs

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ECOPETROL	MANAGEMENT GUIDELINES FOR RECEIVABLES SERVICES	ECP-UTE-G-008

1.	OBJECTIVE

To define uniform guidelines for the management of service Receivables from ECOPETROL in order to mitigate the inherent risks in the sale of said services.

2.	GLOSSARY

Credit Lines: This is a debt facility granted by ECOPETROL to a specific client. Approval of a credit line is an autonomous decision by ECOPETROL based on objective criteria such as the credit history of the client, its historical behavior on payments or the type of client according to the Internal Classification Chart. ECOPETROL at its sole judgment may suspend any credit line at any time without any legal or formal requirement to be fulfilled before the client.

Acceptable Guarantees: Payment mechanisms that provide collateral for payment issued by financial entities (financial guarantees), securities or instruments providing immediate liquidity for their realization. See Guidelines for the Management of Acceptable Guarantees ECP-UTE-G-006.

Other Services: includes all those provided to third parties such as provision of electricity, water, information network, leasing of tangible and intangible assets, machinery and tools among others.

Receivables Risk: Associated to the risk of credit1, the Receivables risk concerning this document is defined as the potential inability to pay from clients requesting any type of services from ECOPETROL.

Services: Provision or execution that satisfies some necessity with a specific purpose. ECOPETROL provides industrial, technical, technological, research and transportation services among others.

Research Services:  Research services applied to projects generally internal, with the Business Units.

Transportation Services: transportation services different from those defined by the Vice-presidency of supply and marketing (VSM) referred to transportation services of products delivered by pipeline.

Industrial Services: provision offering solutions given the infrastructure facilities of ECOPETROL, part of industrial services are the following:

Unloading Services: Services provided to exploration companies which must transport the oil produced in truck- by land from the production wells to a point in the pipeline system.

1 The risk of credit is the possible loss assumed by an economic agent as a result of  default in  contractual obligations regarding the counterparties involved.

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ECOPETROL	MANAGEMENT GUIDELINES FOR RECEIVABLES SERVICES	ECP-UTE-G-008

Filling Services: Services provided to client companies who, in order to take the refined products purchased at the plant, need to be connected to the product loading infrastructure in truck-tankers, identified as filling in.

Storage Services: services provided to client companies for storage of products owed by third parties in tanks owed by ECOPETROL.

Port Services: Use services of sea terminal facilities and necessary operations for a ship to carry out its task of product loading and unloading.

Technical Services: laboratory studies or tests, sample analyses, industrial laboratory, technical assistance and gas compression (agreements with gas transportation companies to provide gas compression services to gas going through the gas pipeline).

Technological Services: design and development of equipment, machinery and specialized products.

3.	GENERAL CONDITIONS.

This document applies to those cases in which ECOPETROL acts as a seller or service provider and as a supplement to those contracts already signed and the regulations in force, notwithstanding anything to the contrary. This does not include anything in connection with transportation services associated to the commercialization of products derived from oil, propane gas and crude oils whose policy is defined by the Vice-presidency of supply and marketing in the reference documents for credit to clients.

3.1	Commercial Principles for Credit and Receivables Management.

Throughout all stages referred to the analyses, consideration of terms and commercial conditions, approval of credit facilities and client’s follow-up, good faith, ethics, transparency, economy, responsibility, equity, planning, and customer service criteria shall prevail as described hereunder (those terms not defined in this numeral shall be given a meaning according to the law, otherwise they will have their natural and obvious meaning).

Ethics: all officers from ECOPETROL shall avoid any conflict between their personal interests and the interests from ECOPETROL when dealing with purchasers or any other person - natural or legal, national or foreign - who is making, or intends to do Business with ECOPETROL order with companies in which ECOPETROL  has an interest directly or indirectly. In case of any conflict of interests, inabilities for incompatibilities, the officer from ECOPETROL shall refrain from participating in any manner in the respective act.

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ECOPETROL	MANAGEMENT GUIDELINES FOR RECEIVABLES SERVICES	ECP-UTE-G-008

Transparency: decisions shall be made, based on objective criteria and clear and known rules.

Equity: all necessary measures to keep a healthy balance with the client, regarding terms and conditions of commercial, technical, economic and financial character shall be adopted in all transactions.

Planning: all commercial and credit procedures shall correspond to a careful planning to contribute in an efficient manner to fulfill the mission and achievement of ECOPETROL’s objectives.

Economy: all resources used in the process of approving and managing Businesses shall be administered with a healthy criterion of austerity in means, time and expenses.

Customer Service: the rules set out in this document shall be applied by officers as a vehicle to expedite decisions and to conduct all commercial and credit procedures with efficiency and efficacy.

3.2	Analysis of Credit Quality of the Client

Considering the risks ECOPETROL is exposed to, ECOPETROL shall only negotiate with natural or legal persons of whom ECOPETROL  has knowledge about their history in the market and their condition as users of services, consumers or traders of products in the oil sector.

The basic client’s information shall provide answers to the questions asked hereunder and it is the responsibility of the Business Unit providing the service, which handles the relation with the client, to have clarity on the answers to the following questions:

•	Who is the client?
•	What reputation does it have in the market?
•	What has been its history with ECOPETROL?
•	What type of Business does it make?
•	Does it have capacity to meet its commitments?

3.3	Internal Rating by ECOPETROL

3.3.1 Guidelines for the Analysis of the Client

For an appropriate decision-making it is required to have knowledge of the client and its activities.

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ECOPETROL	MANAGEMENT GUIDELINES FOR RECEIVABLES SERVICES	ECP-UTE-G-008

In addition, it is mandatory to comply with the Prevention Manual for assets laundering.

In the client interested in buying to ECOPETROL any service, shall conduct through the Business Unit providing this service the registration process in the client’s master database of ECOPETROL. The respective manager and/or director of the Business Unit must record the validation indicating that validation has been made in the restrictive listings on the client

•	Any client applying for a line of credit must be subject to a preapproval from the Business Unit providing the service or the division of ECOPETROL in charge of conducting the credit analysis.
•	The risk rating does not guarantee the approval of credit of confidence; ECOPETROL reserves the right of whether or not to approve such type of credit.
•	All guarantees presented must be adjusted in their content to the stipulations of ECOPETROL, and must be issued by an entity equally accepted by the company.
•	All documents in connection with the credit application must remain in ECOPETROL 's files, and as the case may be, those documents were the line of credit is awarded.
•	In case of default by a client of any of the obligations undertaken with ECOPETROL, the Company reserves the right to whether or not accept a restructuring of the debt or to start a legal proceeding.
•
Annually, or with less frequency depending on market conditions, an officer appointed by the Business Unit providing the service must conduct a follow-up, both to the credit quality as well as the line of credit assigned to each client, updating the risk rate before a Risk Rating Agency or by an Agency of Research Service, Collection and Processing of Credit and Company Information approved and accepted by ECOPETROL.

3.3.2 Modalities in which payments can be made

Payment commitments with ECOPETROL can be based on:

•	Payments in advance
•	Through credits of confidence
•	By means of financial instruments of payment such as banking acceptance or commercial letter of credit.

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ECOPETROL	MANAGEMENT GUIDELINES FOR RECEIVABLES SERVICES	ECP-UTE-G-008

The determination of the type of client is the responsibility of the Business Unit providing the service considering objective criteria such as its payment behavior and the current relation with ECOPETROL, in addition to the financial assessment conducted by a Risk Rating Agency.

Payments in Advance:

ECOPETROL may accept payments in advance from clients having liquidity and/or who would like to benefit from discounts that ECOPETROL  may offer for the purchasing of specific services. Notwithstanding, each management office shall set out the discount policy for its line of services.

Payment in advance shall be requested to those who cannot offer any payment support through financial entities or offer collateral at satisfaction.

Credits of Confidence:

These are credits granted by ECOPETROL to clients with well recognized commercial and/or industrial history, or to clients that, even though they are new haveproved financial strength in the oil sector and its derivatives, biofuels and energy products with an impeccable payment history, are classified in category 1 of internal rating Table 1 of these guidelines and execute promissory notes with letter or instructions in favor of ECOPETROL .

Impeccable payment history is understood as the client who has timely paid its obligations with ECOPETROL, or with any other agent with whom it as obligations within the payment terms set out in the bills, has acknowledged and paid all late interests resulting from any possible delays in payments, and no payment instrument has been made effective from any agent with whom it has obligations to support for its purchases.

A client shall lose access to credits of confidence when there is a default in a period of one calendar year in the payment of its commitments with ECOPETROL under the terms set out in the previous paragraph or when its rating falls below the Superior category.

Default shall be understood as the act of enforcing the guarantee or promissory note supporting the obligations undertaken with ECOPETROL, or when in a calendar year a notice has been delivered to the insurance company or banking entity for the execution of the guarantee, even if the client is in good standing on the date before making the policy effective.

Without prejudice of the foregoing, ECOPETROL reserves the right to whether or not approve a credit of confidence to a client, even if said client has obtained the highest rating based on Table 1 of these guidelines.

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ECOPETROL	MANAGEMENT GUIDELINES FOR RECEIVABLES SERVICES	ECP-UTE-G-008

Likewise, a client of confidence may use, in addition to the credit of confidence, other financial instruments for payment and/or payment in cash.

Payment by financial instruments:

These are instruments for payment in cash or through credit in favor of ECOPETROL, issued by a financial entity on behalf of the client and limited to a particular transaction as indicated in the Guidelines for the Administration of Acceptable Guarantees ECP-UTE-G-006.

3.3.3 Clients with Acceptable Guarantee Created for the Purchase of Products.

For clients with a current line of credit with ECOPETROL for the purchase of products, the Business Unit providing the service shall request to the corresponding commercialization management to review with the legal department whether or not the guarantee provided covers the provision of the service, and if so, generate a memorandum to the Coordination of Receivables indicating the distribution of the line of credit for the sale of product and the sale of services. In any case, the arithmetic sum of the line of credit for the product and the line of service shall not exceed the total value of the guarantee provided by the client.

3.3.4 Clients of Leasing

For the clients of leasing, the leasing contract entered into is writ of execution, the Head of the Unit for Real Estate Management must request through a memorandum the line of credit to the Coordination of Receivables and Collections indicating the contract number, starting date, termination date, the amount of the leasing installment, and the value of the line of credit applied for, said memorandum shall indicate that the contract has approval from the legal area or attach approval from the legal office advising the Business Unit.

3.4 Process for Approval of a Line of Credit by ECOPETROL

The process for approving a line of credit by ECOPETROL is explained as follows:

3.4.1 Credit Application

Any client interested in purchasing through credit any product or service of ECOPETROL, shall carry out with the Business Unit providing the service an application for a line of credit and the client will be informed of the result of the Decision. If the decision is not approved, the client shall be informed of the reasons by which the same was not approved.  Decisions in this sense shall be adopted based on objective criteria regarding terms and conditions of commercial, technical, economic and financial character and within the frame of current legal regulations.

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ECOPETROL	MANAGEMENT GUIDELINES FOR RECEIVABLES SERVICES	ECP-UTE-G-008

3.4.2 Determination of the Credit Quality of the Client

The officer appointed by the Business Unit providing the service shall examine the content of the application form and request to the client or to a Risk Rating Agency or an Agency of Research Services, Collection and Processing of Credit and Company information, the Rating Certificate2 in order to have the rating given by such Agencies. This Rating Certificate shall be attached to the application form if it is a new client or to the client's file in the central archives of ECOPETROL if it is a client already registered wishing to have a direct credit with ECOPETROL .

Based on the information described above, you'll consider appointed by the Business Unit providing the service shall examine and classify the client in the Table of Internal Rating for Clients of Services from ECOPETROL Table 1, taking as a basis (when there is more than one rating) the lowest rating given by a Risk Rating Agency or by Agencies Specialized in Credit. If the rating of obtained classifies the client as a superior client, at the latest 10 days after having the complete information from the client the officer appointed by the Business Unit providing the service shall fill out the application form for a line of credit for the approval of his/her Manager and or respective Director3 in accordance with the template that appears in form ECP-UTE-005 Application Line of Credit Services.

With the purpose to classify ECOPETROL 's clients who wish to buy through credit after this document is in force, such clients shall be classified through the application of an internal general risk rating according to the methodology presented hereunder. Such classification shall be conducted and reviewed by each of the officers appointed by the Business Unit providing the service annually or from time to time but at least once a year or when the economic or market conditions or the financial situation of the company requires so.

The position of a client within the internal rating table shall be in accordance to table 1, whose categories have their equivalence with the risk rating given by rating agencies or by agencies specialized in credit analysis.

The foregoing shall not apply to: (i) bodies and state entities at different levels (central and decentralized) with whom ECOPETROL subscribes contracts for the sale of products and/or services provided there is a risk assessment of Receivables for the respective entity duly authorized and/or (ii) companies associated with ECOPETROL in oil production fields, associated through collaboration, participation, strategic alliances and joint venture contracts, these companies shall subscribe a promissory note with a letter of instructions to ensure their payment obligations, however, in this case  the Manager  and/or Director of the Business Unit providing the service shall assess the pertinence of requesting an acceptable guarantee (policy, bank collateral, etc.) to ensure the payment obligations in lieu of the promissory note with letter of instructions.

2 Risk Rating Agency or by Agencies of Research Services, Collection and Processing of Credit and Company Information approved by the Vice-presidency of corporate finance of ECOPETROL .
3 Managers and Directors shall have 10 calendar days to make a decision. Reviews of lines of credit shall be approved for up to 12 months.

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ECOPETROL	MANAGEMENT GUIDELINES FOR RECEIVABLES SERVICES	ECP-UTE-G-008

Table 1

INTERNAL RISK RATING FOR CLIENTS OF SERVICES OF ECOPETROL 4

Rating	Definition	Description	Equivalence (Credit Risk in the Short Term
1	Superior
Wide and strong capacity to meet commitments.
Minimum risk. May be defined as a client of trust. Sufficient requesting a promissory note with letter of instructions5. For larger lines of credit the respective manager and/ or director may increase the lines up to 100% of the lines approved with previous authorization from the corresponding vice-president of the Business Unit providing the service.
The line of credit conservative and liberal recommended by risk rating agencies shall be understood as an indication and does not oblige ECOPETROL with the client, or the respective manager to use this as a ceiling for the approval of the line of credit at the time of defining a line of credit for a client of confidence.
Duff / Phelps (D&P): DP to DP1 BRC Investors Services (BRC): BRC 1 to BRC 1 Byington: 1 to 2 BPR Asociados (BPR): A (1.00-1.50) Bureau Veritas: 1
2	Average Superior	Sufficient capacity to fulfill commitments. Low risk.	D&P: DP1- BRC: BRC 2 Byington: 2.1 to 2.9 BPR: B(1.51-2.00) Bureau Veritas:2

4 Comments and considerations included by the risk rating agency in its report about a company are understood as already included in the rating given by the risk rating agency, in that sense the same shall not affect again either in a positive or negative manner the rating issued and shall not be taken into account in the analysis conducted by Management at the time of considering, approving or rejecting credit applications.
5 New clients with rating risks equivalent to superior level (1) and without purchasing records with ECOPETROL  may be considered as clients of confidence with previous approval from the vice president of the Business Unit providing the service and the line of credit shall be established by said officer.

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ECOPETROL	MANAGEMENT GUIDELINES FOR RECEIVABLES SERVICES	ECP-UTE-G-008

3	Average	Acceptable capacity to fulfill commitments. Medium risk.	D&P: DP2 BRC: BRC 2 Byington: 3 to 3.4 Byington (N)6: 3 to 3.4 BPR: C(2.01-2.50) Bureau Veritas:3
4	Average Inferior	Capacity to fulfill commitments; uncertain performance. High risk.	D&P: DP3 BRC: BRC 3 Byington: 3.5 to 4.0 Byington (N): 2.1 to 3.0 BPR: D(2.51-2.75) Bureau Veritas:4
5	Low Quality	Uncertainty or inability to fulfill commitments. High risk.	D&P: DP4 or below BRC: BRC 4 or below Byington: 4.1 to 5.0 Byington (N): 3.1 to 4.5 BPR: D(2.76-3.00) Bureau Veritas:5

Clients whose internal rating is level 1 (superior) according to the table above, in order to have a line of credit shall not offer acceptable guarantees issued by third parties in favor of ECOPETROL as indicated in Table 1. Instead, they shall subscribe a promissory note with a letter of instructions as support for their payment obligations. In any case, it is understood that clients of confidence shall only be limited to a number of recognized companies.

6 Byington (N) corresponds to companies recently created.

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ECOPETROL	MANAGEMENT GUIDELINES FOR RECEIVABLES SERVICES	ECP-UTE-G-008

Those clients  offering  acceptable guarantees  to support their purchases,  shall not  require  a risk rating from any risk rating agency  acknowledged and accept it   by   ECOPETROL  because the risk is assumed by the guarantor. The contents and the type of guarantee shall be fully adjusted to the minimum characteristics required by ECOPETROL, and the same shall be issued by entities accepted by the company through the listing of acceptable companies for such purpose issued by the vice-presidency of corporate finance.

Clients classified in level 5 shall be those without a rating or analysis by specialized agencies in credit analysis. Those clients shall require acceptable guarantees contained in the guidelines for administration of acceptable guarantees ECP-UTE-G-006.

ECOPETROL reserves the right not to sell through credit to any client, regardless of whether or not it is in capacity to provide guarantees or securities, and therefore the amount of the purchases shall be a cash or in advance.

A client classified as Superior may make purchases in cash and/or complement the line of credit awarded with acceptable guarantees in favor of ECOPETROL.

For guarantees in US dollars, in case the guarantee is made effective, the payment shall be at the representative market exchange rate (TRM) valid on the day of payment of the guarantee.

3.4.3 Officers Authorized for the Analysis and Consideration of Lines of Credit.

The officer appointed by the Business Unit providing the service shall be in contact and permanent interaction with the client, shall determine the credit quality of the same through the report from the risk rating company, shall process the application and review from time to time the lines of credit, and shall provide support to the vice-presidency of corporate finance in the handling of Receivables.

Upon classification of the client in the internal rating table of ECOPETROL, and if and any station of the maximum they were a specific client. is no information that prevents the processing of the application or that would imply any risk in the performance of the obligations that the client may undertake with ECOPETROL, the approval of the client shall be established by filling out the form, Application for a Line of Credit contained in Form ECP-UTE-F-005 Application for a Line of Credit for Services.

Each manager and/or director shall have the responsibility to consider, approve or reject in a justified manner, all credit applications filled out by the clients, which should be recorded in the forms defined for such purpose, or otherwise in the electronic mails which shall be equally valid as the other forms and shall be printed and delivered to the central archives of ECOPETROL to the file opened for each client.

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ECOPETROL	MANAGEMENT GUIDELINES FOR RECEIVABLES SERVICES	ECP-UTE-G-008

The lines of credit recommended by the risk rating company and/or approved are strictly of internal character and an indication of the maximum debt of a specific client.

3.4.4 Amounts above the Ceilings Approved in Lines of Credit

When a client has reached the maximum debt approved, within the term of the validity of the lines of credit and temporality requires7 from additional services not exceeding beyond 100% the amount of the line of credit, the respective manager and/or director may approve at his sole discretion this higher debt, provided however, that the same are covered with an extension of acceptable guarantees originally issued to have access to the credit facility.

3.5	Acceptable Guarantees.

•
ECOPETROL shall not make any sales on credit to clients not providing acceptable guarantees except for those clients with internal rating Superior (clients of confidence) or who have been considered in numeral 3.4.2 of this guideline.

•
For the provision of services only guarantees offering endorsement of payment by financial entities will (financial guarantees) shall only be accepted, or those representing securities or instruments that guarantee immediate liquidity when realized.8

•	The coverage of the guarantees or the amount of financial instruments for payment must be sufficient to cover eventual increases in the price of services.

•
Guarantees in foreign currencies may be accepted (dollars of the United States of America or any other currency) pursuant to the current foreign exchange regulations. If guarantees are in a foreign currency are made effective, they shall be registered in the central bank in order to convert them in the equivalent of the market representative exchange rate from peso with respect to the dollar on the day of payment of the guarantee. Guarantees in currencies different than the US dollar, in order to be accepted, shall require approval from the vice presidency of corporate finance.

•	Only guarantees established in the guide for administration of acceptable guarantees ECP-UTE-G-006 shall be acceptable.

•
Guarantees received by the respective management offices shall be previously reviewed and approved by the legal office advising on the same. The standardization and updating of the respective forms shall be under the responsibility of the legal vice presidency.

7 For a maximum period of three months, renewable with previous approval from the vice president of the corresponding Business area
8 Enforced and executed at the latest 30 days after default, and only in the event of a pledge on CDs.

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ECOPETROL	MANAGEMENT GUIDELINES FOR RECEIVABLES SERVICES	ECP-UTE-G-008

•
Acceptance of any other type of guarantee established in the Contracting Manual shall require approval from the respective manager and/or director with previous approval from the legal vice presidency.

3.6	Follow-up.

To the extent that the updating of the rating provided by the risk rating agencies or by agencies specialized in credit implies a higher risk for ECOPETROL , or if default in the payments by clients occur, the conditions of the relation with the clients shall be reviewed, in particular, those having to do with the requirement or improvement of the specific guarantees.

The same exercise shall be conducted through the vice presidency of corporate finance with financial entities guaranteeing obligations in favor of ECOPETROL .

Particular attention is given to those clients classified in categories of the internal rating table not requiring any specific guarantee and the superior clients. Those clients shall be monitored through the updating of the ratings given by specialized agencies in credit or risk rating agencies. The period for obtaining such reports shall be a least annually. Based on the results of the updated information, the vice presidency of corporate finance shall adjust the internal rating of the client and shall review the payment conditions originally approved.

The updating of the ratings for clients shall not be conducted before the month of March each year because the financial statements of the previous year have not yet been disclosed before the respective entities of vigilance and control, and from which official data for studies are taken. Therefore, if the study mentioned falls during the first three months of the year, the current rating shall be applied until the last day of the month of March of the current year.

Notwithstanding the foregoing, if the promissory note and that was the letter of instructions has completed one year, said documents must be updated for this period and the subsequent ratification or denial of the credit granted by ECOPETROL.

3.7	Managing the Relation with the Client that Buys on Credit.

 In the commercialization of services, ECOPETROL must observe the norms, mercantile and credit customs, collect Receivables in a timely manner, assess any Receivables in default from time to time, and record in its financial statements any provisions and write-offs as they may apply, pursuant to the provisions in the document hereof.

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ECOPETROL	MANAGEMENT GUIDELINES FOR RECEIVABLES SERVICES	ECP-UTE-G-008

Each sale of services, depending on each specific case, must be instrumented in writing either through a buy-sell contract, a supply contract, or commercial offer, or registered in an invoice or an equivalent in document.

Each invoice shall detail the value of services and taxes, pursuant to the law and applicable regulations. Invoicing prices are those current prices on the date of sale or provision of services and may change without previous is notice.

Commercial invoices shall be issued in two original counterparts of the same content with writ of execution9. One of them for the client and the other duly signed by the client in signal of acceptance destined to ECOPETROL. This copy shall remain with the appropriate custody in the files of ECOPETROL for collection and eventual discount of the instrument in the secondary market.

3.7.1	Sale Prices and Terms

These correspond to the policies already designed for each Business Unit providing the service regarding sale prices and terms, which must be in accordance with those set out by the presidency of the company and the manual of delegations – MAD.

3.7.2	Claims and Discrepancies in Invoicing

In those cases in which there may be claims by clients due to differences in price and/or terms duly justified, under the judgment of the Business Units in charge of handling the client it must be the determined the viability of the claim and adopt the pertinent decision in a reasonable period of time in accordance with the complexity of the discrepancy. To resolve any discrepancies, each of the parties shall deliver to the other, a copy of the documents supporting the invoice and the claim. The review process of any claims shall be in accordance with the provisions in each contract for the provision of services entered into between the parties.

Any disagreement regarding any invoice does not exempt the buyer from its obligations to pay the non-disputed portion of said invoice or any other invoice.

If the claim is resolved favor of ECOPETROL, having the client omitted payments on services rendered and invoiced by ECOPETROL, the buyer is obliged to pay a sanction for default on the amounts not paid within the term established, at the highest late interest rate established by the Superintendence of Finance of Colombia or whoever replaces it.

If the buyer has made payments in excess, ECOPETROL shall credit the same to the next due date or make the corresponding reimbursement after clarification of the amount under discrepancy.

9 A carbon copy being valid

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ECOPETROL	MANAGEMENT GUIDELINES FOR RECEIVABLES SERVICES	ECP-UTE-G-008

3.8	Collection of Receivables

The Business Unit providing the service with the support of the Coordination for Receivables and Collections, shall control any payments for Receivables as well as the actions are collections derived from the sale or provision of services and will be responsible for collecting any late interests (as they may apply) and any verification of accounts with the client.

3.9	Guarantees Delivery and Custody

With previous approval from the legal area and after the guarantees have been reviewed and accepted by the commercialization areas, they shall be delivered for custody to the Coordination of Receivables. The custody and collection of guarantees is responsibility of the ordination of Receivables and collections, and all security measures shall be taken to keep guarantees in a safe place. Before a guarantee is received for custody, the Coordination of Receivables shalt make sure that it has the approval from the legal area and the dates of validity.

In addition, the Coordination for Receivables shall be responsible for the integrity of the documents and shall adopt measures to prevent access to places established for custody to non-authorized personnel. In the event that a client fails to perform the requirements from Receivables, the collection of the guarantee shall be made within the terms established for such purpose and each of the reported to the respective Business Unit providing the service to discontinue the provision of such services.

In those cases in which it applies, the guarantees once they have been reviewed and approved by the legal area assigned to the Business Units providing the service and accepted by the respective management office, they shall be delivered for custody to each of the managers and/or directors through a memorandum, to the Coordination of Receivables and collections from the Treasury Unit responsible for the corresponding record in SAP and of its collection if necessary. ECOPETROL through the Business Unit providing the service shall immunity suspend any credit or cash sales, to clients to whom the execution of guarantees has started until a certificate of good standing is received from the Coordination are Receivables and a new guarantee acceptable to ECOPETROL is presented.

The Coordination of Receivables and collections shall adopt all security measures to keep the guarantees in a safe place.

The Coordination of Receivables and collections of the Treasury Unit shall update and activate in an individual manner in SAP each guarantee for the corresponding area of credit control; indicating "the limit authorized” which becomes a rotatory limit in pesos authorized for the provision of services and establishing that period of time in which the limit of credit shall be covered with the guarantee, taking into account the term of the credit given to the client for the provision of the service (5, 15 or 30 days).

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ECOPETROL	MANAGEMENT GUIDELINES FOR RECEIVABLES SERVICES	ECP-UTE-G-008

3.10	Late Interests

The payment of Receivables by clients after the due date generates a late interest as a sanction. Late interests are a applicable without exception to all kinds are Receivables handled by ECOPETROL. Late interests shall be calculated on any overdue balances and in proportion to the time lapsed from the date in which the payment should have been made until that date in which it is actually made.

The record of these interests shall be under the responsibility of the Coordination of Receivables and collections; control and collection activities shall be the responsibility of the Business Unit providing the service, which may check these charges through consultations to the account statement of the client in the SAP integrated information system.

Any payment made by a client in accordance with the provisions in the Colombian Civil Code in its article 1653, except as otherwise agreed, when principal and interests are owed, payment shall apply first to interests and then to principal. Late interests are not forgivable, the General Controller of the country has issued several opinions denying this prerogative based on the constitutional principle by which public servants can only do whatever the law and the Constitution allows. Currently there is no regulation that allows cancellation of interests by public entities such as ECOPETROL.

ECOPETROL in each of its invoices shall indicate that the interest rate to be charged as late interest for the payment is the highest monthly rate allowed by the Superintendence of Finance or whoever replaces it (the Treasury Unit shall communicate the late interest rate to be applied for each period).

For invoices or bills issued in US dollars an interest rate in dollars in equivalent to the Prime rate +2 percentage points shall be applied (Prime +2%). The resulting amounts shall be converted into pesos at the market representative exchange rate (TRM) valid on the date of payment.

If the due date of the invoice falls on Saturday, Sunday or in a holiday, the payment may be made on the following Business day and said payment shall not generate any late interest. If a client pays after the first Business day, the calculation for late interest shall be made from the due date of the invoice

The charging of interests shall be made through a bill addressed to the client, which shall contain a Receivables statement on which interests are calculated.

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ECOPETROL	MANAGEMENT GUIDELINES FOR RECEIVABLES SERVICES	ECP-UTE-G-008

3.11	Collections Management

When an invoice or bill is not collected within the due dates or payment has been made partially, the collection action shall start immediately by the Business Units providing the service and the Coordination of Receivables and collections.

The Coordination of Receivables and collections shall proceed to make effective the sources of payment and guarantees, in case of clients covered by financial collateral who have not made full or partial payments of all their obligations represented in the sale invoices within the due dates in accordance with the terms established in said invoices, with the support of their respective Business Unit and legal counsel.

For such purposes, the loss shall be reported to the insurance company (in case there is a policy covering the default), the documentation required shall be presented before the banking entities (bank guarantees, bank acceptances or letters of credit), the client shall be contacted in the case of a promissory note and in the case of guarantees, they shall be made effective before the corresponding entity in order to collect any overdue amounts together with late interests.

3.11.1	Starting Legal Actions to Collect Overdue Balances

If a client fails to make a payment within the normal process of collection and all instances have been used before going to court without any positive results, in a peremptory term of 90 days, the Business Units providing the service must request to the respective legal advising Unit to carry out collection actions pursuant to the provisions in the applicable regulations.

For such purpose, the respective Business must prepare and deliver the following documentation to the legal area:

-	A request memorandum indicating actions undertaken by the Business Unit providing the service and the Coordination of Receivables and collections to obtain recovery of money owed.

-	Documents supporting the credit in favor of ECOPETROL (invoices or promissory notes).

-	Copies of all correspondence held with the client.

-	Copy of the contract or certificate for the provision of services.

3.11.2	Modifications in the Long Term.

In the event that under special circumstances a client is late in meeting its obligations with ECOPETROL and does not have immediate payment capacity, upon request, the Business Units providing the service may request to the Head of the Treasury Unit of ECOPETROL, attaching the commercial and legal analysis of the client, an authorization for the extension of the term of the credit, and this financing shall not cause an impairment of the guarantee in the force in favor of ECOPETROL.

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ECOPETROL	MANAGEMENT GUIDELINES FOR RECEIVABLES SERVICES	ECP-UTE-G-008

Without prejudice of the foregoing, ECOPETROL reserves the right to request an acceptable guarantee that allows covering a higher risk for the extension of the term for the payment. The interest rate for the refinancing term shall be in accordance with the conditions of the financial market.

Clients under legal proceedings to recover any amounts in favor of the company may be eligible for refinancing when lacking any property or liquid guarantees executable in favor of ECOPETROL.

In the case of individual agreements, the interest rate for the refinancing period must be associated with the opportunity cost of ECOPETROL as indicated by the Treasury Unit of the vice presidency of corporate finance. The amortization of the debt in default shall be applied first, to sanctions and late interests, second, to current interests and third, to the principal. The mentioned option for refinancing if adopted by ECOPETROL, must offer better expected results than those continuing under the legal proceeding or execution of guarantees.

Any refinancing must be subject to the approval of the Head of the Treasury Unit with the previous commercial, financial and legal analysis.

3.12	Restructuring by General Agreements.

ECOPETROL may participate in payment agreements of clients with their creditors, under modalities aimed to ensure the maximum collection of their Receivables in terms of present value as indicated hereunder:

Restructuring Agreement under Law 550 or reorganization agreements under Law 1116 of 2006 (company insolvency). Regarding the guarantees in the proceedings to prevent bankruptcy, creditors still governed under Law 550/1999 (that is, territorial entities, decentralized entities and state universities at the national or territorial level) have the power to inform the promoter within the following ten (10) days after starting the negotiation, if the decision is only to make the guarantee effective without waving their right to obtain from the debtor the payment of the obligation under default pursuant to the paragraph of article 14 of said Law. In those cases, ECOPETROL through the vice presidency of corporate finance and the respective manager and/or director shall inform the Promoter if the guarantee will be made effective. Furthermore, Law 1116 of 2006 did not include the provision of the foregoing paragraph, instead, in article 43 the Law regulated the issue of real estate guarantees within the process of insolvency, and therefore the power to make them effective was suspended, save by authorization of all creditors to wave said limitation. Said decision shall be made with an absolute majority and included within the Agreement. Thus, the creditor may present in the proceedings, together with its debt, the guarantee covering it and a request to make it effective, or else wait the development of the proceeding, and if terminated by breaching, the enforceability will be then “reactivated”.

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ECOPETROL	MANAGEMENT GUIDELINES FOR RECEIVABLES SERVICES	ECP-UTE-G-008

Provision of services to clients with whom global payment agreements have been executed or under Law 550/99 or Law 1116/06 shall only be made under the modality of payment in advance. Interests in favor of ECOPETROL derived from individual refinancing processes or restructurings cannot be cancelled. Presently there are no regulations that allow the cancellation of interests by public entities such as ECOPETROL.

All refinancing shall be subject to approval by the respective manager and/or director with previous approval from the vice presidency of corporate finance and after a commercial, financial and legal analysis; and evidence of economic support.

3.13	Provision for Accounts Receivable10

The calculation for the provision shall correspond to a technical evaluation (individual study based on the factors previously described) that will allow to determine the contingency of loss or risk for non-collecting the right. Based on this the recording of an individual provision shall be made.

Accounting Provision: The Coordination of Receivables and collections together with the officers responsible for the management the Business Units providing this service shall conduct an individual analysis of Receivables in default to determine which accounts are considered un-collectible, and based on that, make the recording of an individual provision. To do this, the manager and/or director of the Business Unit of providing the service must submit a memorandum requesting the recording of the corresponding provision.

Fiscal Provision: For purposes of this provision, Receivables are classified by seniority and are calculated according to the percentages set out by tax regulations. Any of the two methods indicated hereunder may be applied as a deduction for the provision:

•	Individual: four debts between 12 and 24 months (33%), between 24 and 36 months (66%) and over 36 months (99%).
•	General: the corresponding percentages are applied depending on the seniority of their Receivables. (5% 3-6 months; 10% 6-12 months; 15% over 12 months).

10 Defined according to the contingency of loss of the rights to be collected as a result of the degree of seniority, default, prescription, and collection action through legal means; the provision includes the amount estimated as uncollectable.

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ECOPETROL	MANAGEMENT GUIDELINES FOR RECEIVABLES SERVICES	ECP-UTE-G-008

3.14	Receivables Write-offs

Accounts Receivable  classified as lost or  uncollectible, and upon which all  procedures  for collection have been conducted and with a provision  of 100% are subject  to a request for a write-off  pursuant  to the provisions  in  the MAD.

Accounts Receivable classified as lost or uncollectible, whose value does not exceed 150 (SMLMV) (current monthly minimum legal wage) and upon which all procedures for collection have been conducted and with a provision of 100% are subject to a request for a write-off by the Coordinator of Records and Analysis of Accounts Payable if their value is between 1 and 70 monthly minimum legal wages, and by the Head of the Unit of Accounting and Tax Information if their value is between 71 and 150 monthly minimum legal wages upon exhaustion of all legal and other instances by the Business Unit generating it and the legal vice presidency. When Accounts Receivables classified as lost or uncollectible exceed 180 monthly minimum wages, its write off must be authorized by the Board of Directors upon exhaustion of instances such as: current collection, execution of guarantees and previous legal collection.

It is understood as debt that is lost and without any value, all that debt whose collection is not possible to make it effective due to insolvency of debtors and guarantors as a result of lack of property guarantees or by any other cause that allows them to be considered as currently lost according to commercial practices. This definition includes those accounts receivable of less value whose collection procedures is significantly more onerous than the write-off of said debt.

Version: 01

Date: 10/09/2010

Reviewed by:

Jose David Roldan

Professional Receivables and Collections

Approved by:

Elkin Leonardo Suarez

Coordinator Receivables and Collections

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ANNEX 3

INSURANCE ONLY POLICY OF PERFORMANCE FOR STATE CONTRACTS IN FAVOR OF ECOPETROL S A

INSURANCE ONLY POLICY OF PERFORMANCE FOR STATE CONTRACTS IN FAVOR OF ECOPETROL S A

Front Page

1.	CITY AND DATE OF ISSUANCE

2.	POLICY NUMBER

3.	INTERMEDIARY

4.	INSURER

a)	name

b)	tax ID

5.	POLICYHOLDER

a)	name

b)	tax ID

c)	address

6.	ENTITY INSURED (ECOPETROL S A)

a)	name

b)	tax ID

c)	address

7.	BENEFICIARY ENTITY (ECOPETROL S A)

8.	COVERAGE GRANTED

9.	INSURED LIMITS GRANTED FOR EACH COVERAGE

10.	VALIDITY FOR EACH OF THE COVERAGE GRANTED

a)	From	at 00:00 hours

b)	Until	at 00:00 hours

c)	Days

11.	IDENTIFICATION AND PURPOSE OF THE CONTRACT GUARANTEED BY THE INSURANCE

12.	PARTICULAR CONDITIONS OF THE INSURANCE

13.	PREMIUM FOR EACH OF THE COVERAGE GRANTED

14.	TOTAL PREMIUM FOR ALL COVERAGE CONTRACTED

15.	VALUE ADDED TAX

16.	FINAL PREMIUM TO BE PAID BY THE BONDED POLICYHOLDER AND DATE OF PAYMENT

17.	ADDRESS FOR NOTIFICATION AND COLLECTIONS

18.	CITY

19.	ANNEXES

20.	AUTHORIZED SIGNATURE

ANY DEFAULT IN PAYMENT OF THE POLICY PREMIUM, THE CERTIFICATES OR ANNEXES ISSUED BASED ON SAID POLICY, SHALL NOT GENERATE THE AUTOMATIC TERMINATION OF THE CONTRACT, WITHOUT PREJUDICE OF THE RIGHT UNDER THE NAME OF THE INSURER TO REQUEST PAYMENT OF THE PREMIUM AND ANY EXPENSES CAUSED AS A RESULT OF THE ISSUANCE OF THE CONTRACT, ALL THESE PURSUANT TO THE PROVISIONS IN THE FINAL PARAGRAPH OF NUMERAL 19 OF ARTICLE 25 OF LAW 80, 1993.

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INSURANCE ONLY POLICY OF PERFORMANCE FOR STATE CONTRACTS IN FAVOR OF ECOPETROL S A

INDEX

SECTION I: COVERAGE

1.	COVERAGE FOR SERIOUSNESS OF THE BID

2.	COVERAGE FOR ADVANCEMENT

3.	COVERAGE FOR PREPAYMENT

4.	COVERAGE FOR PERFORMANCE OF THE CONTRACT

5.	COVERAGE FOR THE PAYMENT OF SALARIES, FRINGE BENEFITS AND INDEMNIFICATION

6.	COVERAGE FOR STABILITY OF WORKS

7.	COVERAGE FOR QUALITY OF EQUIPMENT PROVIDED

8.	COVERAGE FOR PROPER OPERATION OF EQUIPMENT

9.	COVERAGE FOR QUALITY OF SERVICE

10.	COVERAGE FOR THE PROVISION OF SPARE PARTS AND ACCESSORIES

11.	OTHER COVERAGE

SECTION II: EXCLUSIONS

1.	FORCE MAJEURE OR ACTS OF NATURE

2.	AMENDMENTS TO THE ORIGINAL CONTRACT

3.	INJURIES TO PERSONS OR DAMAGE TO PROPERTY

4.	IMPAIRMENT BY THE PASSING OF TIME

SECTION III: GENERAL CONDITIONS

1.	TERM

2.	LOSS CLAIM

2.1	IN THE EVENT OF EXPIRATION

2.2	TO MAKE EFFECTIVE THE PAYMENT OF PENALTY OR THE PENALTY CLAUSE

2.3	IN ALL OTHER EVENTS

3.	PROVING THE AMOUNT TO BE INDEMNIFIED

4.	PAYMENT OF THE LOSS

5.	AMOUNT INSURED

6.	COMPENSATION OF OBLIGATIONS

7.	SUBROGATION

8.	ASSIGNMENT OF THE CONTRACT

9.	COEXISTING INSURANCE

10.	NO EXPIRATION BY FAILURE OF PAYMENT OF THE PREMIUM AND IRREVOCABILITY

11.	CONDUCT OF THE POLICYHOLDER

12.	NOTIFICATION AND RECOURSES

13.	AMENDMENTS

14.	GUARANTEE CALL

15.	VIGILANCE

16.	CO-INSURANCE

17.	BANKRUPTCY PROCEEDINGS

18.	TIME BAR

19.	INCOMPATIBLE CLAUSES

20.	SETTLEMENT OF CONFLICTS

21.	DOMICILE

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INSURANCE ONLY POLICY OF PERFORMANCE FOR STATE CONTRACTS IN FAVOR OF ECOPETROL S A

_____________________, A COMPANY LEGALLY ESTABLISHED IN COLOMBIA AND DULY AUTHORIZED BY SUPERINTENDENCE OF FINANCE OF COLOMBIA TO OPERATE IN THE COUNTRY, WHICH, HEREINAFTER SHALL BE CALLED THE INSURER, GRANTS IN FAVOR OF ECOPETROL S A, HEREINAFTER CALLED ECOPETROL, THE INSURED AND BENEFICIARY ENTITY, THE COVERAGE SPECIFIED IN THE FRONT PAGE OF THIS POLICY SUBJECT IN ITS SCOPE AND CONTENT TO THE GENERAL AND PARTICULAR CONDITIONS THERETO WITHOUT EXCEEDING THE CORRESPONDING INSURED AMOUNT, PURSUANT TO THE PROVISIONS IN ARTICLE 1079 OF THE COLOMBIAN CODE OF COMMERCE ACCORDING TO THE DEFINITIONS AND SCOPE OF THE RESPECTIVE COVERAGE DESCRIBED HEREUNDER:

SECTION I: COVERAGE

1.	COVERAGE FOR SERIOUSNESS OF THE BID

BY MEANS OF THIS COVERAGE ECOPETROL IS PROTECTED AGAINST ANY EQUITY DAMAGE CAUSED BY THE BIDDER AS THE RESULT OF ANY BREACHING ONCE THE CONTRACT HAS BEEN AWARDED AND FROM ANY OF THE OBLIGATIONS AND NECESSARY REQUIREMENTS FOR THE EXECUTION, PERFECTION AND A COMMENCEMENT OF THE SAME, AND MORE SPECIFICALLY AS A RESULT OF ANY DEFAULT ON THE OBLIGATIONS TO ENTERED INTO AND TO PERFECT THE CONTRACT UNDER THE TERMS IN WHICH THE BID HAS BEEN PRESENTED AND PROVIDE IN THE APPROPRIATE MANNER ANY PERFORMANCE POLICY OR BANK COLLATERAL REQUIRED TO COMPLY WITH THE SAME. ALL OF THIS, PURSUANT TO THE PARAMETERS SET FORTH IN THE SELECTION PROCESS AND ALL OTHER CONDITIONS REQUIRED BY ECOPETROL.

THE AMOUNT INSURED ESTABLISHED FOR THE COVERAGE OF SERIOUSNESS OF THE BID HAS PUNITIVE OR PENALTY IMPLICATIONS AND CONSTITUTES AN ADVANCE ASSESSMENT OF DAMAGES.

2.	COVERAGE FOR ADVANCEMENT

THIS COVERAGE GUARANTEES THE REIMBURSEMENT TO ECOPETROL OF THE FUNDS AND GOODS GIVEN TO THE CONTRACTOR AS AN ADVANCE FOR THE EXECUTION OF THE CONTRACT IF SAID CONTRACTOR HAS MADE INAPPROPRIATE USE OF SAID FUNDS.

IT SHALL BE UNDERSTOOD THAT THERE HAS BEEN INAPPROPRIATE USE OF THE FUNDS OR GOODS GIVEN IN ADVANCE, IN THE EVENT THAT SUCH FUNDS OR GOODS HAVE NOT BEEN USED FOR THE PURPOSE FOR WHICH THEY WERE GIVEN AT THE BEGINNING OR DURING THE DEVELOPMENT OF THE EXECUTION OF THE CONTRACT WHICH INCLUDES NO-REIMBURSEMENT, AS IT MAY APPLY.

THIS COVERAGE DOES NOT EXTEND TO THE USE OF FUNDS GIVEN AT PREPAYMENT TO THE CONTRACTOR. THIS RISK SHALL ALSO BE COVERED IN THE EVENTS AS THEY MAY APPLY AS DEFINED HEREUNDER.

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INSURANCE ONLY POLICY OF PERFORMANCE FOR STATE CONTRACTS IN FAVOR OF ECOPETROL S A

3.	COVERAGE FOR PREPAYMENT

THIS COVERAGE GUARANTEES THE REIMBURSEMENT TO ECOPETROL BY THE CONTRACTOR OF ANY BALANCE CORRESPONDING TO THE DIFFERENCE BETWEEN THE TOTAL AMOUNT RECEIVED BY THE CONTRACTOR AS PREPAYMENT AND ANY AMOUNT CORRESPONDING TO THE PORTION PERFORMED OF THE CONTRACT.

THEREFORE, IF THE CONTRACT IS PARTIALLY PERFORMED, ANY REIMBURSEMENT AS IT MAY APPLY SHALL BE CALCULATED DEDUCTING FROM THE FULL AMOUNT GIVEN BY ECOPETROL TO THE CONTRACTOR AS THE PREPAYMENT, THE AMOUNT CORRESPONDING TO THE REMUNERATION OR PAYMENT OF THE PERFORMED PORTION OF THE CONTRACT.

4.	COVERAGE FOR PERFORMANCE OF THE CONTRACT

THIS COVERAGE PROTECTS ECOPETROL AGAINST ANY EQUITY DAMAGE SUCH AS GENERAL DAMAGE AND LOSS OF PROFITS RESULTING FROM ANY BREACHING ATTRIBUTABLE TO THE CONTRACTOR ON ANY OF THE OBLIGATIONS ARISING FROM THE GUARANTEED CONTRACT.

THIS COVERAGE COMPRISES ANY FINES AND THE AMOUNT OF THE PENALTY CLAUSE IF ENFORCED. THE TOTAL INDEMNITY SHALL NOT EXCEED IN ANY CASE THE AMOUNT INSURED SET FORTH FOR SAID PURPOSE.

5.	COVERAGE FOR THE PAYMENT OF SALARIES, FRINGE BENEFITS AND INDEMNIFICATION

AS PROVIDED IN ARTICLE 34 OF THE COLOMBIAN CODE OF LABOR, THIS COVERAGE PROTECTS ECOPETROL AGAINST THE RISK OF DEFAULT BY THE CONTRACTOR ON ANY LABOR OBLIGATIONS ACQUIRED BY SAID CONTRACTOR WITH PERSONNEL USED IN THE EXECUTION OF THE CONTRACT BEING THE PURPOSE OF COVERAGE UNDER THIS POLICY.

THE INSURANCE COMPANY SHALL MAKE THE PAYMENTS TO THE EXTENT THAT EACH OF THE WORKERS DEMONSTRATES THEIR RIGHTS AND THE AMOUNT INSURED SHALL BE DECREASING TO THE EXTENT THAT PAYMENTS ARE BEING MADE UNTIL COMPLETION, IF SUCH IS THE CASE.

6.	COVERAGE FOR STABILITY OF WORKS

THIS COVERAGE PROTECTS ECOPETROL AGAINST ANY EQUITY DAMAGE INCLUDING LOSS OF PROFITS RESULTING FROM ANY IMPAIRMENT THAT, UNDER NORMAL CONDITIONS OF USE, SUFFERS ANY OF THE GOODS BUILT OR MANUFACTURED BEING THE PURPOSE OF THIS CONTRACT, FOR THE ACTIONS OR OMISSIONS ATTRIBUTABLE TO THE CONTRACTOR DERIVED FROM DEFICIENCIES IN THE EXECUTION AND COMPLIANCE WITH CONTRACT AND DETECTED AFTER THE TERMINATION AND DELIVERY OF THE SAME.

THIS COVERAGE SHALL START TO BE IN FORCE AFTER THE ISSUANCE OF THE MINUTES OF THE DELIVERY OF WORKS DULY COMPLETED WITH THE RESPECTIVE RECORD OF RECEPTION AT SATISFACTION BY ECOPETROL.

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INSURANCE ONLY POLICY OF PERFORMANCE FOR STATE CONTRACTS IN FAVOR OF ECOPETROL S A

7.	COVERAGE FOR QUALITY OF EQUIPMENT PROVIDED

THIS COVERAGE PROTECTS ECOPETROL AGAINST ANY EQUITY DAMAGE INCLUDING LOSS OF PROFITS RESULTING FROM ANY IMPAIRMENT THAT, UNDER NORMAL CONDITIONS OF USE, SUFFERS ANY OF THE GOODS BEING THE PURPOSE OF THIS CONTRACT, FOR THE ACTIONS OR OMISSIONS ATTRIBUTABLE TO THE CONTRACTOR DERIVED FROM THE DEFICIENT QUALITY OF THE GOODS OR EQUIPMENT PROVIDED IN ACCORDANCE WITH THE TECHNICAL SPECIFICATIONS AGREED IN THE CONTRACT AND DETECTED AFTER THE TERMINATION AND DELIVERY OF THE SAME.

THIS COVERAGE SHALL START TO BE IN FORCE AFTER THE ISSUANCE OF THE MINUTES OF THE DELIVERY OF THE EQUIPMENT PROVIDED DULY COMPLETED WITH THE RESPECTIVE RECORD OF RECEPTION AT SATISFACTION BY ECOPETROL.

8.	COVERAGE FOR PROPER OPERATION OF EQUIPMENT

THIS COVERAGE PROTECTS ECOPETROL AGAINST ANY EQUITY DAMAGE INCLUDING LOSS OF PROFITS RESULTING FROM ANY DEFICIENCIES IN THE OPERATION THAT, UNDER NORMAL CONDITIONS OF USE, SUFFERS ANY OF THE EQUIPMENT PROVIDED TO INSTALLED IN THE DEVELOPMENT OF THE CONTRACT, FOR THE ACTIONS OR OMISSIONS ATTRIBUTABLE TO THE CONTRACTOR DERIVED FROM THE DEFICIENT QUANTITY OR IMPROPER INSTALLATION OF THE SAME IN ACCORDANCE WITH THE TECHNICAL SPECIFICATIONS AGREED IN THE CONTRACT AND DETECTED AFTER THE TERMINATION AND DELIVERY OF THE SAME.

THIS COVERAGE SHALL START TO BE IN FORCE AFTER THE ISSUANCE OF THE MINUTES OF THE DELIVERY OR INSTALLATION OF THE EQUIPMENT PROVIDED WITH THE RESPECTIVE RECORD OF RECEPTION AT SATISFACTION BY ECOPETROL.

9.	COVERAGE FOR QUALITY OF SERVICE

THIS COVERAGE PROTECTS ECOPETROL AGAINST ANY EQUITY DAMAGE INCLUDING LOSS OF PROFITS ATTRIBUTABLE TO THE CONTRACTOR RESULTING FROM NONCOMPLIANCE OR DEFICIENT NON-COMPLIANCE WITH THE SPECIFICATIONS AND REQUIREMENTS OF THE SERVICE CONTRACTED BY ECOPETROL PURSUANT TO THE TERMS AND CONDITIONS DEFINED IN THE CONTRACT GUARANTEED AND IDENTIFIED IN THE PARTICULAR CONDITIONS OF THIS POLICY.

THIS COVERAGE SHALL START TO BE IN FORCE AFTER THE ISSUANCE OF THE MINUTES OF THE DELIVERY OF THE SERVICE CONTRACTED WITH THE RESPECTIVE RECORD OF RECEPTION AT SATISFACTION BY ECOPETROL.

10.	COVERAGE FOR THE PROVISION OF SPARE PARTS AND ACCESSORIES

THIS COVERAGE PROTECTS ECOPETROL AGAINST ANY EQUITY DAMAGE INCLUDING LOSS OF PROFITS ATTRIBUTABLE TO THE CONTRACTOR RESULTING FROM NONCOMPLIANCE WITH THE PROVISION OF SPARE PARTS AND ACCESSORIES PURSUANT TO THE STIPULATIONS IN THE CONTRACT.

THIS COVERAGE SHALL START TO BE IN FORCE AFTER THE ISSUANCE OF THE MINUTES OF TERMINATION OF THE CONTRACT WITH THE RESPECTIVE RECORD OF RECEPTION AT SATISFACTION BY ECOPETROL.

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INSURANCE ONLY POLICY OF PERFORMANCE FOR STATE CONTRACTS IN FAVOR OF ECOPETROL S A

11.	OTHER COVERAGE

THE INSURANCE COMPANY SHALL PROVIDE TO ECOPETROL ALL OTHER COVERAGE AS DETERMINED IN THE FRONT PAGE OR IN THE ANNEXES ISSUED TO THE POLICY HEREOF.

PARAGRAPH; THE LISTED COVERAGE IS INDEPENDENT FROM ONE ANOTHER REGARDING THE COVERAGE PROVIDED AND THE AMOUNT INSURED. THEREFORE, THEY ARE MUTUALLY EXCLUSIVE AND NON-CUMULATIVE.

SECTION II: EXCLUSIONS

COVERAGE PROVIDED IN THE POLICY HEREOF SHALL NOT APPLY IN THE FOLLOWING CASES:

1.	FORCE MAJEURE OR ACTS OF NATURE

IN THE EVENT OF FORCE MAJEURE, ACTS OF NATURE OR ANY OTHER LEGAL CAUSE OF EXEMPTION OF RESPONSIBILITY BY THE CONTRACTOR.

2.	AMENDMENTS TO THE ORIGINAL CONTRACT

ANY EQUITY DAMAGE GENERATED BY OR FROM BREACHING ATTRIBUTABLE TO THE CONTRACTOR AND RESULTING IN AMENDMENTS TO THE ORIGINAL CONTRACT, SAVE THERE HAS BEEN ACCEPTANCE OF THE SAME BY THE INSURANCE COMPANY WITH A WRITTEN RECORD.

3.	INJURIES TO PERSONS OR DAMAGE TO PROPERTY

ANY INJURY CAUSED BY THE CONTRACTOR OR BY ITS WORKERS TO ECOPETROL’S PERSONNEL OR ANY THIRD PARTIES, OR ANY DAMAGE CAUSED TO ECOPETROL’S PROPERTY OR ANY THIRD PARTIES, OCCURRING DURING THE EXECUTION OF THE CONTRACT, OR THOSE DERIVED IN GENERAL FROM THE EXTRA-CONTRACTUAL CIVIL LIABILITY OF THE CONTRACTOR.

4.	IMPAIRMENT BY THE PASSING OF TIME

THE IMPAIRMENT OR NORMAL DETERIORATION SUFFERED BY THE GOODS, PROPERTY OR WORKS CARRIED OUT AND COVERED BY THE POLICY, AS A CONSEQUENCE OF THE MERE PASSING OF TIME.

SECTION III: GENERAL CONDITIONS

1.	TERM

The term of the coverage included in the policy hereof shall be recorded in the front page of the same or through annexes according to the nature of each of them. The term for the performance coverage under no circumstances shall be less than that term of execution and liquidation of the contract.

The term may be extended by request from ECOPETROL or the contractor, if so stated. If the insurance company accepts the extension, it will issue the certificates and annexes recording said amendment subject to the payment of the corresponding premium.

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INSURANCE ONLY POLICY OF PERFORMANCE FOR STATE CONTRACTS IN FAVOR OF ECOPETROL S A

2.	LOSS CLAIM

Pursuant to the provisions in article 1077 of the Colombian code of commerce, ECOPETROL shall demonstrate both the occurrence of the incident as well as the amount of the loss and shall correspond to the insurance company to demonstrate the facts or circumstances waving its responsibility.

The occurrence of the loss may be accredited as follows:

2.1	IN THE EVENT OF EXPIRATION

By means of an administrative action duly executed stating the expiration of the contract, which shall be notified both to the insurance company as well as the contractor, pursuant to the provisions of article 44 of the Colombian administrative code.

2.2	TO MAKE EFFECTIVE THE PAYMENT OF PENALTY OR THE PENALTY CLAUSE

By delivery to the insurance company of the decision made ordering the payment of a fine or the penalty clause in accordance with the terms and conditions of the respective contract being the purpose of the coverage.

2.3	IN ALL OTHER EVENTS

For all contracts entered into by ECOPETROL in all other events in which there is claim under this policy, by delivering to the insurance company all documents or evidence accrediting the occurrence of the loss and the amount of the damage being the purpose of the claim, pursuant to the provisions in article 1077 of the code of commerce.

3.	PROVING THE AMOUNT TO BE INDEMNIFIED

The amount of the loss may be proved, depending on the case: with the minutes of liquidation of the contract; with the administrative action in firm of the unilateral liquidation of the contract; with the decision duly justified claiming the payment of a fine or a penalty clause accompanied by the text of the contract stipulating the enforcement of the same, or by any other means that allows to prove the amount of the loss suffered as provided in article 1077 of the code of commerce.

4.	PAYMENT OF THE LOSS

Pursuant to the provision in article 1110 of the code of commerce, the indemnity may be paid in cash, or by replacement, repair or reconstruction of the goods insured at the option of the insurance company.

If the option is to indemnify with an amount in cash, pursuant to the indications in Article 1080 of the code commerce, this payment shall be made as follows:

In the case of numeral 2.1 the payment shall be made within the following month after a written communication delivered by ECOPETROL to the insurance company, accompanied with the corresponding administrative act, duly executed declaring the expiration of the contract and the minutes of liquidation of the same or a resolution executed adopting its unilateral liquidation.

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INSURANCE ONLY POLICY OF PERFORMANCE FOR STATE CONTRACTS IN FAVOR OF ECOPETROL S A

In the cases of numerals 2.2 and 2.3 payment shall be made within the following month after delivery of the written communication by ECOPETROL to the insurance company accompanied by the documents proving the occurrence of the loss and the amount of any damage.

5.	AMOUNT INSURED

The insurance company’s liability in connection with each coverage is limited to the value established as insured amount in the from page or the annexes issued based on the policy, and shall not exceed in any case said amount, pursuant to the provisions in article 1079 of the code of commerce.

The amount of the insured value may be reestablished with the express previous acceptance from the insurance company when there is a formal request by ECOPETROL or the contractor, thus generating an additional premium charge which shall be previously paid by the policyholder.

6.	COMPENSATION OF OBLIGATIONS

If ECOPETROL owes any money to the contractor by virtue of the contract guaranteed at the time of filing the judicial or extrajudicial claim of the loss, ECOPETROL shall compensate the amounts owed pursuant to the provisions in articles 1714 and the following, of the Colombian civil code, thus decreasing the amount of indemnity to be paid by the insurance company to ECOPETROL.

7.	SUBROGATION

By virtue of the indemnity payment pursuant to article 1096 of the code of commerce and according to article 203 of Decree 663 of 1993 (EOSF) Code of the Financial System, the insurance company subrogates up to the amount paid by said company on the rights ECOPETROL may be entitled against the contractor resulting from the occurrence of the loss.

8.	ASSIGNMENT OF THE CONTRACT

If by any breaching from the contractor, the insurance company resolves to continue with the execution of the contract and if ECOPETROL is in agreement, the contractor accepts hereafter the assignment of the contract in favor of the insurance company.

9.	COEXISTING INSURANCE

Pursuant to the provisions in the code of commerce, in case of existence, at the time of the incident or loss, of any other insurance for the same coverage in connection with the contract thereto, the amount of the indemnity as it may apply shall be distributed between the insurers in proportion to the amounts of their respective insurance contracts without exceeding the amount insured as set forth in the contract.

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INSURANCE ONLY POLICY OF PERFORMANCE FOR STATE CONTRACTS IN FAVOR OF ECOPETROL S A

10.	NO EXPIRATION BY FAILURE OF PAYMENT OF THE PREMIUM AND IRREVOCABILITY

The policy hereof shall not expire by failure of payment of the premium and said premium shall not be revocable in a unilateral manner neither by the insurance company nor by the contractor.

11.	CONDUCT OF THE POLICYHOLDER

It is stated for the record that ECOPETROL shall not accept any objections from the insurance company regarding the exceptions or defense resulting from the conduct of the policyholder, in particular those derived from any inaccuracy or reticence incurred by the contactor in the contracting of insurance or its omission regarding the duty to report the seriousness of a risk situation, or in general any other exceptions the insurance company may have against the contractor.

12.	NOTIFICATION AND RECOURSES

ECOPETROL shall timely notify the insurance company on any administrative action issued in connection with the guaranteed contract, in particular those on expiration and unilateral termination of the contract, being the insurance company entitled to file any pertinent legal action against said administrative actions pursuant to the provisions in the Administrative Code.

13.	AMENDMENTS

In those cases in which the amount of the contract or the term of the same are increased or decreased, or in general when the stipulations of the original contract are somehow amended according to the law by the parties, the respective amendment to the insurance as it may apply, must be previously accepted by the insurance company in order to make it effective.

14.	GUARANTEE CALL

When the discussion regarding any breaching of the contract occurs in an arbitration process between ECOPETROL and the contractor, the insurance company is committed in advance to accept the guarantee call made inside said process.

15.	VIGILANCE

The insurance company is entitled to conduct vigilance on the contractor regarding the execution of the contract, and ECOPETROL shall provide the necessary cooperation. In those cases in which the contract has as a purpose any issues in connection with public order and the national security, ECOPETROL shall forbid or limit this power to the insurance company.

ECOPETROL makes the commitment to carry out strict control on the development of the contract and the handling of the corresponding funds and goods within the legal provisions that said control confers.

16.	CO-INSURANCE

If there is any co-insurance as referred to in article 1095 of the code of commerce, the amount of the indemnity, as it may apply, shall be distributed between the insurers at a pro rate of the amounts of their respective insurance, without solidarity between participating insurers and without exceeding the amount insured under the insurance contract.

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INSURANCE ONLY POLICY OF PERFORMANCE FOR STATE CONTRACTS IN FAVOR OF ECOPETROL S A

17.	BANKRUPTCY PROCEEDINGS

ECOPETROL is obliged to protect its rights in any bankruptcy proceedings as set out in the Colombian legislation in which the contractor may be admitted, as it may do it if there was no guarantee as provided by the policy hereof, its application certificates and its coverage, giving notice to the insurance company of said conduct. Any failure to comply with this obligation would cause to ECOPETROL the consequences stipulated in article 1078 of the code of commerce.

18.	TIME BAR

The time bar for the actions derived from the contract hereof shall be governed pursuant to article 1081 of the code of commerce as added or amended or any other special applicable law to the case.

19.	INCOMPATIBLE CLAUSES

In case of any incongruity or differences between the general and particular conditions of the policy, the latter shall prevail.

20.	SETTLEMENT OF CONFLICTS

In case of any disputes or conflicts in connection with the interpretation, execution and enforcement of the policy hereof, the parties shall make their best effort to use the alternative settlement mechanisms as stated in Law 80 of 1993.

21.	DOMICILE

 Without prejudice of any proceedings stipulations, for all purposes regarding the contract hereof, the parties establish as a domicile the city of Bogota D C.

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ANNEX 4

SAMPLE STAND-BY LETTER OF CREDIT

SAMPLE STAND-BY LETTER OF CREDIT

Letter of Credit No [________]

Place and date of issuance: [_____________]

Nominal Value: US$ [______________]

Issuing  Bank: [____________________]

Beneficiary:  Ecopetrol S A

Applicant: [_______________________]

By means of this document we are informing to you, Ecopetrol S A (the “Beneficiary”) that, by request from [________________________] (the “Applicant”), a company created pursuant to the laws of [_______________________], through its branch duly established in Colombia, the  Bank [_________________] (the "Bank”) that we have issued in favor of Ecopetrol S A, a company incorporated pursuant to the laws of the Republic of Colombia and with tax ID [______] (the “Beneficiary”), this Stand-by Letter of Credit irrevocable at first request (the “Letter of Credit”) to ensure payments of up to the nominal value as indicated above (The “Secured Obligations”).

This Letter of Credit shall be valid from [______] of 20 [     ] until the date of occurrence [       ][         ] calendar days after [        ]  of [                 ].

It is understood that the Bank’s responsibility derived from the Letter of Credit hereof is limited only and exclusively to the amounts and the terms indicated in the heading of the Letter of Credit.

In case of default by the Applicant of all or any of the Secured Obligations, the Beneficiary shall report said default to the Bank in its offices located at [_____________________], within the term of the Letter of Credit hereof. On the same date of reception of the referred communication by the Bank, the Bank shall directly proceed to pay in an unconditional manner to the Beneficiary the amounts indicated in the document reporting the default to the Beneficiary, without exceeding at any time the total secured value drawn on this Letter of Credit in (i) pesos, the legal currency of the Republic of Colombia, or (ii) dollars of the United States of America.

If the communication of default previously mentioned is not received within the term of the Letter of Credit hereof, the Bank’s responsibility derived therefrom shall cease.

The communication informing the Bank regarding the default of the Secured Obligations shall consist of a document duly signed by the legal representative of the Beneficiary or whoever replaces him, stating the default by the Applicant of the Secured Obligations and thus requesting the payment of the guarantee hereof. Said communication shall indicate the number of this Letter of Credit, and the amount drawn thereto. In case the Beneficiary decides to use the Letter of Credit in pesos, the legal currency in the Republic of Colombia, the amount of the nominal value of the Letter of Credit shall be converted at the market representative exchange rate certified by the Superintendence of Finance of Colombia on the date in which the communication is submitted to the Bank.

This document shall be governed by the International Standby Practices (ISP98) from the International Chamber of Commerce.

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